EXHIBIT 10.1

CREDIT AND SECURITY AGREEMENT
by and among
ORION ENERGY SYSTEMS, INC., GREAT LAKES ENERGY TECHNOLOGIES, LLC, ORION ASSET MANAGEMENT, LLC and CLEAN ENERGY SOLUTIONS, LLC,
as Borrowers,
ORION TECHNOLOGY VENTURES, LLC, ORION OPERATIONS, LLC, ORION SHARED SERVICES, LLC, ORION AVIATION, LLC and ORION LED CANADA INC.,
as Guarantors,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender
Dated as of February 6, 2015

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TABLE OF CONTENTS
PAGE
Table of Contents
Page

1.	DEFINITIONS AND CONSTRUCTION.		1
	1.1	Definitions, Code Terms, Accounting Terms and Construction.	1
2.	LOANS AND TERMS OF PAYMENT.		1
	2.1	Revolving Loan Advances.	1
	2.2	[Reserved].	1
	2.3	Borrowing Procedures.	1
	2.4	Payments; Prepayments.	2
	2.5	[Reserved.]	3
	2.6	Interest Rates: Rates, Payments, and Calculations.	3
	2.7	Designated Account.	4
	2.8	Maintenance of Loan Account; Statements of Obligations.	4
	2.9	Maturity Date and Termination Date.	4
	2.10	Effect of Maturity.	4
	2.11	Termination or Reduction by Borrowers.	5
	2.12	Fees.	5
	2.13	Letters of Credit.	5
	2.14	Illegality; Impracticability; Increased Costs.	8
	2.15	Capital Requirements.	9
	2.16	Extent of Each Borrower’s Liability; Contribution.	9
3.	SECURITY INTEREST.		10
	3.1	Grant of Security Interest.	10
	3.2	Loan Parties Remain Liable.	11
	3.3	Assignment of Insurance.	11
	3.4	Financing Statements; Releases.	11
4.	CONDITIONS.		12
	4.1	Conditions Precedent to the Initial Extension of Credit.	12
	4.2	Conditions Precedent to all Extensions of Credit.	12
	4.3	Conditions Subsequent.	12
5.	REPRESENTATIONS AND WARRANTIES.		12
6.	AFFIRMATIVE COVENANTS.		12
	6.1	Financial Statements, Reports, Certificates.	12
	6.2	Collateral Reporting.	13
	6.3	Existence.	13
	6.4	Maintenance of Properties.	13
	6.5	Taxes.	13
	6.6	Insurance.	13
	6.7	Inspections, Exams and Appraisals.	14
	6.8	Account Verification.	14
	6.9	Compliance with Laws.	14
	6.10	Environmental.	14
	6.11	Disclosure Updates.	14
	6.12	Collateral Covenants.	15
	6.13	Material Contracts.	18
	6.14	Location of Inventory, Equipment and Books.	19
	6.15	Further Assurances.	19
	6.16	Formation of Subsidiaries.	19
7.	NEGATIVE COVENANTS.		20
	7.1	Indebtedness.	20
	7.2	Liens.	20
	7.3	Restrictions on Fundamental Changes.	20
	7.4	Disposal of Assets.	20

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	7.5	Change Name.	21
	7.6	Nature of Business.	21
	7.7	Prepayments, Earnout Payments and Amendments.	21
	7.8	Change of Control.	21
	7.9	Restricted Junior Payments.	21
	7.10	Accounting Methods.	22
	7.11	Investments; Controlled Investments.	22
	7.12	Transactions with Affiliates.	22
	7.13	Use of Proceeds.	22
	7.14	Limitation on Issuance of Stock.	23
	7.15	Consignments.	23
	7.16	Inventory and Equipment with Bailees.	23
	7.17	Activities of Certain Loan Parties.	23
8.	FINANCIAL COVENANTS.		23
9.	EVENTS OF DEFAULT.		23
10.	RIGHTS AND REMEDIES.		25
	10.1	Rights and Remedies.	25
	10.2	Additional Rights and Remedies.	26
	10.3	Lender Appointed Attorney in Fact.	27
	10.4	Remedies Cumulative.	28
	10.5	Crediting of Payments and Proceeds.	28
	10.6	Marshaling.	28
	10.7	License.	28
	10.8	Disposition of Pledged Interests by Lender.	29
11.	WAIVERS; INDEMNIFICATION.		29
	7.1	Demand; Protest; etc.	29
	7.2	The Lender’s Liability for Collateral.	29
	7.3	Indemnification.	29
12.	NOTICES.		30
13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		30
14.	ASSIGNMENTS; SUCCESSORS.		31
15.	AMENDMENTS; WAIVERS.		31
16.	TAXES.		32
17.	GENERAL PROVISIONS.		32
	17.1	Effectiveness.	32
	17.2	Section Headings.	32
	17.3	Interpretation.	32
	17.4	Severability of Provisions.	32
	17.5	Debtor-Creditor Relationship.	32
	17.6	Counterparts; Electronic Execution.	32
	17.7	Revival and Reinstatement of Obligations.	32
	17.8	Confidentiality.	33
	17.9	Lender Expenses.	33
	17.10	Setoff.	33
	17.11	Survival.	33
	17.12	Patriot Act.	34
	17.13	Integration.	34
	17.14	Bank Product Providers.	34

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EXHIBITS AND SCHEDULES

Schedule 1.1	Definitions
Schedule 2.12	Fees
Schedule 6.1	Financial Statement, Reports, Certificates
Schedule 6.2	Collateral Reporting

Exhibit A	Form of Compliance Certificate
Exhibit B	Conditions Precedent
Exhibit C	Conditions Subsequent
Exhibit D	Representations and Warranties
Exhibit E	Information Certificate
Schedule A-1	Collection Account
Schedule A-2	Authorized Person
Schedule D-1	Designated Account
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral

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CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), is entered into as of February 6, 2015, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Orion”), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“Great Lakes”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“Orion Asset”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“Clean Energy”; together with Orion, Great Lakes and Orion Asset, “Borrowers”), ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company (“Orion Technology”), ORION OPERATIONS, LLC, a Wisconsin limited liability company (“Orion Operations”), ORION SHARED SERVICES, LLC, a Wisconsin limited liability company (“Orion Services”), ORION AVIATION, LLC, a Wisconsin limited liability company (“Orion Aviation”), and ORION LED CANADA INC., a corporation organized under the laws of the Province of British Columbia (“Orion Canada”; together with Orion Technology, Orion Operations, Orion Services and Orion Aviation, “Guarantors”).
The parties agree as follows:
1.    DEFINITIONS AND CONSTRUCTION.
1.1    Definitions, Code Terms, Accounting Terms and Construction. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1. Additionally, matters of (i) interpretation of terms defined in the Code, (ii) interpretation of accounting terms and (iii) construction are set forth in Schedule 1.1.
2.    LOANS AND TERMS OF PAYMENT.
2.1    Revolving Loan Advances.
(a)    Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make revolving loans (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:
(i)    the Maximum Revolver Amount less the Letter of Credit Usage at such time, and
(ii)    the Borrowing Base at such time less the Letter of Credit Usage at such time.
(b)    Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall be due and payable on the Termination Date. Lender has no obligation to make an Advance at any time following the occurrence and during the continuance of a Default or an Event of Default.
(c)    If at any time the Maximum Revolver Amount is less than the amount of the Borrowing Base, the amount of Advances available under Section 2.1(a) above shall be reduced by any Reserves established by Lender with respect to amounts that may be payable by any Borrower to third parties.
2.2    [Reserved].
2.3    Borrowing Procedures.
(a)    Procedure for Borrowing. Provided Lender has not separately agreed that Borrowers may use the Loan Management Service, each Borrowing shall be made by a written request by an Authorized Person delivered to Lender. Such written request must be received by Lender no later than 11:00 a.m. (Central time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender’s election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. Lender is authorized to make the Advances, and to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person.

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(b)    Making of Loans. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Lender shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such amount to the Designated Account; provided, however, that, Lender shall not have the obligation to make any Advance if (1) one (1) or more of the applicable conditions precedent set forth in Section 4 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived by Lender, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
(c)    Loan Management Service. If Lender, at Borrowers’ request, has separately agreed that Borrowers may use the Loan Management Service, Borrowers shall not request and Lender shall no longer honor a request for an Advance made in accordance with Section 2.3(a) and all Advances will instead be initiated by Lender and credited to the Designated Account as Advances as of the end of each Business Day in an amount sufficient to maintain an agreed upon ledger balance in the Designated Account, subject only to Availability as provided in Section 2.1. If Lender terminates Borrowers’ access to the Loan Management Service, Borrowers may continue to request Advances as provided in Section 2.3(a), subject to the other terms and conditions of this Agreement. Lender shall have no obligation to make an Advance through the Loan Management Service after the occurrence and during the continuance of a Default or an Event of Default, or in an amount in excess of Availability, and may terminate the Loan Management Service at any time in its sole discretion.
(d)    Protective Advances. Lender may make an Advance for any reason at any time in its Permitted Discretion, without Borrowers’ compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Lender’s interest in the Collateral or to perform any obligation of Borrowers under this Agreement or otherwise to enhance the likelihood of repayment of the Obligations, or (ii) apply the proceeds to outstanding Obligations then due and payable (such Advance, a “Protective Advance”).
2.4    Payments; Prepayments.
(a)    Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made as directed by Lender or as otherwise specified in the applicable Cash Management Documents.
(b)    Payments by Account Debtors. Borrowers shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account or for direct application to reduce the outstanding Advances. If any Borrower receives a payment of the Proceeds of Collateral directly, such Borrower will promptly deposit the payment or Proceeds into the Collection Account. Until so deposited, such Borrower will hold all such payments and Proceeds in trust for Lender without commingling with other funds or property.
(c)    Crediting Payments. For purposes of calculating Availability and the accrual of interest on outstanding Obligations, unless otherwise provided in the applicable Cash Management Documents or as otherwise agreed between Borrowers and Lender, each payment shall be applied to the Obligations as of the first Business Day following the Business Day of deposit to the Collection Account of immediately available funds or other receipt of immediately available funds by Lender provided such payment is received in accordance with Lender’s usual and customary practices as in effect from time to time. Any payment received by Lender that is not a transfer of immediately available funds shall be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and that portion of Borrowers’ outstanding Obligations corresponding to the amount of such dishonored payment item shall be deemed to bear interest as if the dishonored payment item had never been received by Lender. Each reduction in outstanding Advances resulting from the application of such payment to the outstanding Advances shall be accompanied by an equal reduction in the amount of outstanding Accounts.
(d)    [Reserved.]
(e)    Mandatory Prepayments. If, at any time, the Revolver Usage exceeds (A) the Borrowing Base, or (B) the Maximum Revolver Amount less Reserves at such time (in accordance with Section 2.1(c)) (in each case, such excess amount under clause (A) or (B) being referred to as the “Overadvance Amount”), then Borrowers shall immediately upon demand prepay the outstanding Advances in an aggregate amount equal to the Overadvance Amount. If payment in full of the outstanding Advances is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, Borrowers shall maintain Letter of Credit Collateralization of the

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outstanding Letter of Credit Usage. Lender shall not be obligated to provide any Advances during any period that an Overadvance Amount is outstanding.
(f)    Application of Payments. All Collections and all Proceeds of Collateral received by Lender shall be applied, so long as no Default or Event of Default has occurred and is continuing, to reduce the outstanding Obligations first, to repay Advances in full, and second, to repay other Obligations as Borrowers may direct. After Payment in Full of all Obligations, any remaining balance shall be transferred to the Designated Account or otherwise to such other Person entitled thereto under applicable law. Amounts collected by Lender from a Loan Party in relation to or for the account of Bank Product Obligations shall be remitted to the applicable Bank Product Provider.
2.5    [Reserved.]
2.6    Interest Rates: Rates, Payments, and Calculations.
(a)    Interest Rates. Except as provided in Section 2.6(b), the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate plus the Applicable Margin.
(b)    Default Rate. Upon the occurrence and during the continuation of an Event of Default and at any time following the Termination Date, at the sole discretion of Lender,
(i)    the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and
(ii)    the Letter of Credit fee provided for in Section 2.12 shall be increased by 2 percentage points above the per annum rate otherwise applicable hereunder.
For avoidance of doubt, Lender may assess the foregoing default rate commencing as of the date of the occurrence of an Event of Default (or such later date as Lender may determine appropriate in its sole discretion) irrespective of the date of reporting or declaration of such Event of Default.

(c)    Payment. Except to the extent provided to the contrary in Section 2.12 or elsewhere in this Agreement, all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Expenses shall be due and payable, in arrears, on the first day of each month. Each Borrower hereby authorizes Lender, from time to time without prior notice to Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred), all Lender Expenses (as and when accrued or incurred), and all fees and costs provided for in Section 2.12 (as and when accrued or incurred), and all other payment obligations as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to any Bank Product Provider in respect of Bank Products that Borrowers have not otherwise made payment of or provided for) to the Loan Account, which amounts shall thereupon constitute Advances hereunder and, shall accrue interest at the rate then applicable to Advances. Any interest, fees, costs, expenses, Lender Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.
(d)    Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Interest Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Interest Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Interest Rate.
(e)    Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner

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of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
2.7    Designated Account. Borrowers agree to establish and maintain one or more Designated Accounts, each in the name of a single Borrower, for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Borrowers, any Advance requested by Borrowers and made by Lender hereunder shall be made to the applicable Designated Account.
2.8    Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the “Loan Account”) in which will be recorded all Advances made by Lender to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Lender for Borrowers’ account, and all other payment Obligations hereunder or under the other Loan Documents and to the extent payment is charged to the Loan Account, for payments under Bank Product Agreements, including accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.4 and Section 2.5, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers’ account. All monthly statements delivered by Lender to the Borrowers regarding the Loan Account, including with respect to principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.
2.9    Maturity Date and Termination Date. Lender’s obligations under this Agreement shall continue in full force and effect for a term ending on the earliest of (i) February 6, 2018 (the “Maturity Date”) or (ii) the date Borrowers terminate the Revolving Credit Facility, or (iii) the date the Revolving Credit Facility terminates pursuant to Section 10.1 or Section 10.2 following an Event of Default (the earliest of these dates, the “Termination Date”). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Each Borrower jointly and severally promises to Pay in Full all Obligations (including principal, interest, fees, costs, and expenses, including Lender Expenses) on the Termination Date (other than the Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement).
2.10    Effect of Maturity. On the Termination Date, all obligations of Lender to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations which shall be terminated in accordance with the applicable Hedge Agreement) shall immediately become due and payable without notice or demand and Borrowers shall immediately Pay in Full all of the Obligations. No termination of the obligations of Lender shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Lender’s Liens in the Collateral shall continue to secure the Obligations and, subject to the last sentence of this Section 2.10 in the case of Hedge Obligations, shall remain in effect until all Obligations have been paid in full in cash and Lender’s obligations to provide additional credit hereunder shall have been terminated. Provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnified Person under this Agreement with respect to any Indemnified Liabilities, Lender shall, at Borrowers’ expense, release or terminate any filings or other agreements that evidence or perfect the Lender’s Liens in the Collateral, upon Lender’s receipt of each of the following, in form and content satisfactory to Lender: (i) Payment in Full of all Obligations (including Hedge Obligations subject, however, to the next sentence) and completed performance by Borrowers with respect to their other obligations under this Agreement (including Letter of Credit Collateralization with respect to all outstanding Letter of Credit Usage), (ii) evidence that any obligation of Lender to make Advances to any Borrower or provide any further credit to any Borrower has been terminated, (iii) a general release of all claims against Lender and its Affiliates by each Borrower and each other Loan Party relating to Lender’s performance and obligations under the Loan Documents, and (iv) an agreement by each Borrower and each Guarantor to indemnify Lender and its Affiliates for any payments received by Lender or its Affiliates that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason. With respect to any outstanding Hedge Obligations which are not so paid in full, the Bank Product Provider may require Borrowers to cash collateralize the then existing Hedge Obligations in an amount acceptable to Lender prior to releasing or terminating any filings or other agreements that evidence or perfect the Lender’s Liens in the Collateral.

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2.11    Termination or Reduction by Borrowers.
(a)    Termination or Reduction. Borrowers may terminate the Revolving Credit Facility or reduce the Maximum Revolver Amount at any time prior to the Maturity Date, if Borrowers (i) deliver a notice to Lender of their intentions at least 10 Business Days prior to the proposed action (which notice may be conditioned upon the consummation of one or more other transactions), (ii) pay to Lender the applicable termination fee or reduction fee set forth in Schedule 2.12, and (iii) make Payment in Full of the Obligations (other than the outstanding Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement) or pay the outstanding Advances down to the maximum amount permitted under Section 2.1 given the reduced Maximum Revolver Amount, as applicable. Any reduction in the Maximum Revolver Amount shall be in multiples of $100,000, with a minimum reduction of at least $500,000. Each such termination, reduction or prepayment shall be irrevocable. Once reduced, the Maximum Revolver Amount may not be increased.
(b)    Fees at Termination or Reduction. The applicable termination fee and reduction fee set forth in Schedule 2.12 shall be presumed to be the amount of damages sustained by Lender as a result of an early termination or reduction, as applicable and each Borrower agrees that it is reasonable under the circumstances currently existing (including the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Lender hereunder). In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Section 9.4 or Section 9.5 hereof, even if Lender does not exercise its right to terminate its funding obligations under this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral during an Insolvency Proceeding. The early termination fee and reduction fee, as applicable, provided for in Schedule 2.12 shall be deemed included in the Obligations.
2.12    Fees. Borrowers shall pay to Lender the fees set forth on Schedule 2.12 attached hereto.
2.13    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, upon the request of a Borrower made in accordance herewith, Lender agrees to issue a requested Letter of Credit for the account of such Borrower. By submitting a request to Lender for the issuance of a Letter of Credit, such Borrower shall be deemed to have requested that Lender issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to Lender via telefacsimile, or other electronic method of transmission reasonably acceptable to Lender and reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Lender, and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Letter of Credit Agreements as Lender may request or require, to the extent that such requests or requirements are consistent with the Letter of Credit Agreements that Lender generally requests for Letters of Credit in similar circumstances. Lender’s records of the content of any such request will be conclusive absent manifest error.
(b)    Lender shall have no obligation to issue, amend, renew or extend a Letter of Credit if, after giving effect to the requested issuance, amendment, renewal, or extension, the Letter of Credit Usage would exceed the lesser of:
(i)    the Borrowing Base at such time less the outstanding amount of Advances at such time, or
(ii)    the Maximum Revolver Amount less the outstanding amount of Advances, less Reserves (in accordance with Section 2.1(c)) at such time, or
(iii)    $2,000,000.
(c)    Lender shall have no obligation to issue a Letter of Credit if (i) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Lender from issuing such Letter of Credit or any law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit or request that Lender refrain from the

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issuance of letters of credit generally or such Letter of Credit in particular, or (ii) the issuance of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit generally.
(d)    Each Letter of Credit shall be in form and substance reasonably acceptable to Lender, including the requirement that the amounts payable thereunder must be payable in Dollars, and shall expire on a date no more than 12 months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the Maturity Date. If Lender makes a payment under a Letter of Credit, Borrowers shall pay the Lender an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4 or this Section 2.13) and, initially, shall bear interest at the rate then applicable to Advances. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Lender shall be automatically converted into an obligation to pay Lender such resulting Advance.
(e)    Each Borrower agrees to indemnify, defend and hold harmless Lender (including its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of: (i) any Letter of Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit; (iii) any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit; (iv) any independent undertakings issued by the beneficiary of any Letter of Credit; (v) any unauthorized instruction or request made to Lender in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated; (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document; (viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person; (ix) Lender’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or (x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person; in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.13(e). If and to the extent that the obligations of Borrowers under this Section 2.13(e) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
(f)    The liability of Lender (or any other Letter of Credit Related Person) under, or in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Lender’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit, Lender shall be deemed to have acted with due diligence and reasonable care if Lender’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. Borrowers’ aggregate remedies against Lender and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Lender in respect of the honored presentation in connection with such Letter of Credit under Section 2.13(d), plus interest at the rate then applicable to Advances hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Lender or any other Letter of Credit Related Person, including by enforcing its

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rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Lender to effect a cure.
(g)    Borrowers are responsible for preparing or approving the final text of the Letter of Credit as issued by Lender, irrespective of any assistance Lender may provide such as drafting or recommending text or by Lender’s use or refusal to use text submitted by Borrowers. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Lender, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want such Letter of Credit to be renewed, Borrowers will so notify Lender at least 15 calendar days before Lender is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.
(h)    Borrowers’ reimbursement and payment obligations under this Section 2.13 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) Lender or any of its branches or Affiliates being the beneficiary of any Letter of Credit; (iv) Lender or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (v) the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Lender or any other Person; (vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.13(h), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Lender, the beneficiary or any other Person; or (vii) the fact that any Default or Event of Default shall have occurred and be continuing; provided, however, that subject to Section 2.13(f) above, the foregoing shall not release Lender from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Lender following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Lender arising under, or in connection with, this Section 2.13 or any Letter of Credit.
(i)    Without limiting any other provision of this Agreement, Lender and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Lender’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Lender for each drawing under each Letter of Credit shall not be impaired by: (i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary; (ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit; (iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Lender’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit); (v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Lender in good faith believes to have been given by a Person authorized to give such instruction or request; (vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers; (vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates; (viii) assertion or waiver of any provision of the ISP or UCP 600 that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place; (ix) payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it

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rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it; (x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Lender has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be; (xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Lender if subsequently Lender or any court or other finder of fact determines such presentation should have been honored; (xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or (xiii) honor a presentation that is subsequently determined by Lender to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(j)    Each Borrower acknowledges and agrees that any and all fees, charges, costs, or commissions in effect from time to time imposed by, and any and all expenses incurred by, Lender, or by any adviser, confirming institution or entity or other nominated Person relating to Letters of Credit at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignment of proceeds, amendments, drawings, renewals or cancellations), shall be non-refundable Lender Expenses for purposes of this Agreement and shall be reimbursable immediately by Borrowers to Lender.
(k)    If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
(ii)    there shall be imposed on Lender any other condition regarding any Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.13(k) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Lender of any amount due pursuant to this Section 2.13(k), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(l)    Unless otherwise expressly agreed by Lender and Borrowers, when a Letter of Credit is issued, (i) the rules of the ISP and UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of UCP 600 shall apply to each commercial Letter of Credit.
(m)    In the event of a direct conflict between the provisions of this Section 2.13 and any provision contained in any Letter of Credit Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.13 shall control and govern.
2.14    Illegality; Impracticability; Increased Costs. In the event that (i) any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof make it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily Three Month LIBOR or to continue such funding or maintaining, or to determine or charge interest rates based upon Daily Three Month LIBOR, (ii) Lender determines that by reasons affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Daily Three Month LIBOR, or (iii) Lender determines that the interest rate based on the Daily Three Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or funding any Advances at the interest rate based upon Daily Three Month LIBOR, Lender shall give notice of such changed circumstances to Borrowers and (i) interest on the principal amount of such extensions of credit thereafter shall accrue interest at a rate equal to the Prime Rate

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plus the Applicable Margin, and (ii) Borrowers shall not be entitled to elect Daily Three Month LIBOR until Lender determines that it would no longer be unlawful or impractical to do so or that such increased costs would no longer be applicable.
2.15    Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for lenders, banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, including those changes resulting from the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, regardless of the date enacted, adopted or issued, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of Lender’s loan commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Lender may notify Borrowers thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction on return of capital as and when such reduction is determined, payable within 30 days after presentation by Lender of a statement of the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of Lender’s claim to compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.16    Extent of Each Borrower’s Liability; Contribution.
(a)    Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations under this Agreement and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect any of Lender’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.
(b)    Contribution; Subrogation; Etc. Each Borrower hereby agrees that it will not enforce any of its rights of contribution, subrogation or any other similar right against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether

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voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(c)    No Limitation on Liability. Nothing contained in this Section 2.16 shall limit the liability of any Borrower to pay extensions of credit made directly or indirectly to that Borrower (including revolving loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
2.17    Orion as Agent for Borrowers. Each Borrower hereby irrevocably appoints Orion as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Lender with all notices with respect to Advances, Letters of Credit and other extensions of credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances, Letters of Credit and other extensions of credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender and hold Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (b) Lender’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to Lender under this Section 2.17 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender.
3.    SECURITY INTEREST.
3.1    Grant of Security Interest. Each Borrower and each other Loan Party hereby unconditionally grants, assigns, and pledges to Lender for the benefit of Lender and each Bank Product Provider, to secure payment and performance of the Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Borrower’s right, title, and interest in and to the Collateral and in all of each such other Loan Party’s right, title, and interest in and to the Collateral, as security for the payment and performance of all Obligations. Following request by Lender, each Borrower shall, and shall cause each other Loan Party to, grant Lender a Lien and security interest in all Commercial Tort Claims that it may have against any Person. The Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Borrower or any other Loan Party to Lender or any other Bank Product Provider, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Borrower or any other Loan Party due to the existence of such Insolvency Proceeding. Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) voting Stock of any CFC, solely to the extent that (y) such Stock represents more than 65% of the outstanding voting Stock of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding voting Stock of such CFC would result in material adverse tax consequences; (ii) Excluded OTA Assets owned by Orion Asset; provided, that, the foregoing exclusion of the Excluded OTA Assets shall in no way be construed to limit, impair, or otherwise affect any of Lender’s continuing security interests in and Liens upon any rights or interests of any Borrower in or to (1) monies due or to become due under or in connection with any Excluded OTA Assets, except to the extent such monies themselves expressly constitute Excluded OTA Assets, or (2) any proceeds from the sale, license, lease, or other dispositions of any such Excluded OTA Assets, including any payments to which Orion Asset is entitled under any OTA Financing Agreement, except to the extent such proceeds themselves expressly constitute Excluded OTA Assets; (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under

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the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i), (ii) and (iii) shall in no way be construed to limit, impair, or otherwise affect any of Lender’s continuing security interests in and liens upon any rights or interests of any Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Stock); or (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.
3.2    Loan Parties Remain Liable. Anything herein to the contrary notwithstanding, (a) Borrowers and each other Loan Party shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of the rights hereunder shall not release any Borrower or any other Loan Party from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Lender shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Borrower or any other Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in Borrowers or any other applicable Loan Party until (i) the occurrence and continuance of an Event of Default and (ii) Lender has notified Borrower or any other applicable Loan Party of Lender’s election to exercise such rights with respect to the Pledged Interests pursuant to this Agreement or otherwise.
3.3    Assignment of Insurance. As additional security for the Obligations, each Borrower and each other Loan Party hereby assigns to Lender for the benefit of Lender and each Bank Product Provider all rights of such Borrower and such Loan Party under every policy of insurance covering the Collateral and all other assets and property of each Borrower and each other Loan Party and all business records and other documents relating to it, and all monies (including proceeds and refunds) that may be payable under any policy, and each Borrower and each other Loan Party hereby directs the issuer of each policy to pay all such monies directly and solely to Lender. At any time, whether or not a Default or Event of Default shall have occurred, Lender may (but need not), in Lender’s or any Borrower’s or any other Loan Party’s name, execute and deliver proofs of claim, receive payment of proceeds and endorse checks and other instruments representing payment of the policy of insurance, and adjust, litigate, compromise or release claims against the issuer of any policy. If a Default or Event of Default has occurred and is continuing or if the aggregate amount of any monies received under any insurance policy assigned to Lender or received as payment of any award or compensation for condemnation or taking by eminent domain exceeds $250,000 with respect to a single casualty or occurrence, any monies received under any insurance policy assigned to Lender or received as payment of any award or compensation for condemnation or taking by eminent domain, shall, as determined by Lender in its sole discretion, either be applied to prepayment of the Obligations or disbursed to Borrowers under payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations of the affected Collateral which shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property damaged or destroyed. If no Default or Event of Default has occurred and is continuing and the aggregate amount of any monies received under any insurance policy assigned to Lender or received as payment of any award or compensation for condemnation or taking by eminent domain is $250,000 or less with respect to a single casualty or occurrence:
(a)     such monies received with respect to any casualty or damage to Inventory of any Borrower shall be applied by Lender first, to repay Advances in full, and second, to repay other Obligations as Borrowers may direct; and

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(b)     if requested in writing by Borrowers, such monies received with respect to any casualty or damage to Equipment or to any other tangible personal property (other than Inventory) of any Borrower shall be disbursed to Borrowers under payment terms reasonably satisfactory to Lender for the cost of repairs, replacements or restorations of the affected Equipment or other affected tangible personal property (other than Inventory) which shall be effected with reasonable promptness and shall be at a value at least equal to the value of the items or property damaged or destroyed.
3.4    Financing Statements; Releases. Each Borrower and each other Loan Party authorizes Lender to file financing statements describing Collateral to perfect Lender’s and each Bank Product Provider’s Security Interest in the Collateral. All financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by such Borrower and each other Loan Party and are hereby ratified. So long as no Default or Event of Default has occurred and is continuing, Lender agrees to deliver to Borrowers such limited releases or terminations of the Security Interest as Borrowers may reasonably request with respect to Collateral disposed of pursuant to a Permitted Disposition permitted under this Agreement under clause (a), (f) or (k) of the definition of “Permitted Disposition” contained in Schedule 1.1.
4.    CONDITIONS.
4.1    Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth on Exhibit B.
4.2    Conditions Precedent to all Extensions of Credit. The obligation of Lender to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
(a)    the representations and warranties of each Borrower and each other Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date); and
(b)    no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
Any request for an extension of credit shall be deemed to be a representation by each Borrower and each other Loan Party that the statements set forth in this Section 4.2 are correct as of the time of such request and if such extension of credit is a request for an Advance or a Letter of Credit, sufficient Availability exists for such Advance or Letter of Credit pursuant to Section 2.1(a) and Section 2.13.
4.3    Conditions Subsequent. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Exhibit C (the failure by any Borrower or any other Loan Party to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).
5.    REPRESENTATIONS AND WARRANTIES.
In order to induce Lender to enter into this Agreement, each Borrower, on behalf of itself and the other Loan Parties, makes the representations and warranties to Lender set forth on Exhibit D. Each of such representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance or other extension of credit made thereafter, as though made on and as of the date of such Advance or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall continue to be true and correct as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

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6.    AFFIRMATIVE COVENANTS.
Each Borrower and each other Loan Party covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extensions of credit and Payment in Full of the Obligations, each Borrower and each other Loan Party shall and shall cause each of the Loan Parties and shall cause their respective Subsidiaries to comply with each of the following:
6.1    Financial Statements, Reports, Certificates. Deliver to Lender copies of each of the financial statements, reports, and other items set forth on Schedule 6.1 no later than the times specified therein. In addition, each Borrower agrees that no Subsidiary of such Borrower will have a fiscal year different from that of such Borrower. Each Borrower agrees to maintain a system of accounting that enables such Borrower to produce financial statements in accordance with GAAP. Each Borrower and each other Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to the sales of such Borrower and such other Loan Party and its Subsidiaries, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications following prior notice to Lender.
6.2    Collateral Reporting. Provide Lender with each of the reports set forth on Schedule 6.2 at the times specified therein. In addition, each Borrower agrees to use commercially reasonable efforts in cooperation with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule
6.3    Existence. Except as otherwise permitted under Section 7.3 or Section 7.4, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing or the equivalent in its jurisdiction of organization) and (b) all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if the preservation thereof is no longer necessary or desirable in the conduct of the business of such Person, and the loss thereof is not disadvantageous in any material respect to such Person or to the Lender; provided that Borrowers deliver at least ten (10) days prior written notice to Lender of the election of such Loan Party or such Subsidiary not to preserve any such material right or franchise, license or permit.
6.4    Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear and casualty excepted and Permitted Dispositions excepted (and except where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Change), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.
6.5    Taxes.
(a)    Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, (i) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax, and (ii) any such other Lien is at all times subordinate to Lender’s Liens.
(b)    Make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that such Loan Party and its Subsidiaries have made such payments or deposits.
6.6    Insurance. At Borrowers’ expense, maintain insurance with respect to the assets of each Loan Party and each of its Subsidiaries, wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in the same or similar businesses. Borrowers shall also maintain, with respect to each Loan Party and each of its Subsidiaries, business interruption insurance, general liability insurance, flood insurance for Collateral located in a flood plain, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against

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larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Lender and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Lender. All property insurance policies covering the Collateral are to be made payable to Lender for the benefit of Lender, as its interests may appear, in case of loss, pursuant to a lender loss payable endorsement reasonably acceptable to Lender and are to contain such other provisions as Lender may reasonably require to fully protect the Lender’s interest in the Collateral and to any payments to be made under such policies. Such evidence of property and general liability insurance shall be delivered to Lender, with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favor of Lender and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Lender of the exercise of any right of cancellation; provided that if any insurance provider is unwilling or unable to provide such notices, Borrowers shall deliver such notices to Lender. If Borrowers fail to maintain such insurance, Lender may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Lender prompt notice of any loss exceeding $250,000 covered by their casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
6.7    Inspections, Exams and Appraisals. Permit Lender and each of Lender’s duly authorized representatives to visit any of its properties and inspect any of its assets or books and records, to conduct inspections, exams and appraisals of the Collateral, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrowers.
6.8    Account Verification. Permit Lender, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise. Further, at the request of Lender, Borrowers shall send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors and other obligors.
6.9    Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
6.10    Environmental.
(a)    Keep any property either owned or operated by any Borrower or any other Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances satisfactory to Lender and in an amount sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;
(b)    Comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests;
(c)    Promptly notify Lender of any release of which any Borrower or any other Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any other Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law; and
(d)    Promptly, but in any event within 5 Business Days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any other Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Borrower or any other Loan Party or any of their respective Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority relating to any Environmental Law.

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6.11    Disclosure Updates.
(a)    Promptly and in no event later than 5 Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof or should have obtained knowledge thereof, whichever is earlier, notify Lender:
(i)    if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. Any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto;
(ii)    of all actions, suits, or proceedings brought by or against any Loan Party or any of its Subsidiaries before any court or Governmental Authority which reasonably could be expected to result in a Material Adverse Change, provided that, in any event, such notification shall not be later than 5 days after service of process with respect thereto on any Loan Party or any of its Subsidiaries;
(iii)    of (i) any disputes or claims by Borrower’s customers exceeding $100,000 individually or $250,000 in the aggregate during any fiscal year; or (ii) Goods returned to or recovered by any Borrower outside of the ordinary course of business and with an excess value of $25,000 individually or $50,000 in the aggregate during any fiscal year;
(iv)    of any material loss or damage to any Collateral or any substantial adverse change in any Collateral;
(v)    of a violation of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change; or
(vi)    of the occurrence of any ERISA Event.
(b)    Promptly and in no event later than 2 Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof or should have obtained knowledge thereof, notify Lender of any event or condition which constitutes a Default or an Event of Default and provide a statement of the action that such Borrower proposes to take with respect to such Default or Event of Default.
(c)    Upon request of Lender, each Borrower and each other Loan Party shall deliver to Lender any other materials, reports, records or information reasonably requested relating to any Borrower or any other Loan Party or any of their respective Subsidiaries, including as to the operations, business affairs or financial condition, of such Borrower or such other Loan Party or such Subsidiaries or the Collateral.
6.12    Collateral Covenants. Comply with each of the following covenants:
(a)    Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $150,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper not previously delivered to Lender, the Loan Parties shall promptly (and in any event within 5 Business Days after receipt thereof), notify Lender thereof, and if and to the extent that perfection or priority of Lender’s Liens is dependent on or enhanced by possession, the applicable Loan Party, promptly (and in any event within 5 Business Days) after request by Lender, shall execute such other documents and instruments as shall be requested by Lender or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Lender, together with such undated powers (or other relevant document of assignment or transfer acceptable to Lender) endorsed in blank as shall be requested by Lender, and shall do such other acts or things deemed necessary or desirable by Lender to enhance, perfect and protect Lender’s Liens therein;
(b)    Chattel Paper.
(i)    Promptly (and in any event within 5 Business Days) after request by Lender, each Loan Party shall take all steps reasonably necessary to grant Lender control of all electronic Chattel Paper of any Loan Party

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in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the individual or aggregate value or face amount of such electronic Chattel Paper equals or exceeds $150,000; and
(ii)    If any Loan Party retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of Lender, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Lender”;
(c)    Control Agreements.
(i)    Each Loan Party shall obtain a Control Agreement, from each bank (other than Lender) maintaining a Deposit Account for such Loan Party, other than with respect to (A) Excluded Deposit Accounts and (B) subject to the requirements and limitations set forth in Section 4.3 and Section 7.11, the brokerage account maintained by Borrowers with E-Trade Clearing described on Schedule 5.15 to the Information Certificate, the Deposit Account maintained by Orion at BB&T described on Schedule 5.15 to the Information Certificate, the Deposit Account maintained by Orion at Investors Community Bank and the Deposit Account maintained by Orion at First Business Bank;
(ii)    Each Loan Party shall obtain a Control Agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Loan Party; provided, however, so long as no Default or Event of Default has occurred, a Control Agreement will not be required from any issuer so long as the fair market value of the individual securities or commodities account maintained or held by such issuer does not exceed $250,000 and so long as the aggregate fair market value of all securities and commodities accounts not subject to a Control Agreement does not exceed $250,000; and
(iii)    Each Loan Party shall cause Lender to obtain “control”, as such term is defined in the Code, with respect to all of such Loan Party’s investment property;
(d)    Letter-of-Credit Rights. If the Loan Parties (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $150,000 or more in the aggregate, then the applicable Loan Party or Loan Parties shall promptly (and in any event within 5 Business Days after becoming a beneficiary), notify Lender thereof and, promptly (and in any event within 5 Business Days) after request by Lender, enter into a tri-party agreement with Lender and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Lender and directing all payments thereunder to the Collection Account unless otherwise directed by Lender, all in form and substance satisfactory to Lender;
(e)    Commercial Tort Claims. If the Loan Parties (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $150,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Loan Party or Loan Parties shall promptly (and in any event within 5 Business Days of obtaining such Commercial Tort Claim), notify Lender upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within 5 Business Days) after request by Lender, amend Schedule 5.6(d) to the Information Certificate to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Lender, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Lender to give Lender a first priority, perfected security interest in any such Commercial Tort Claim, which Commercial Tort Claim shall not be subject to any other Liens;
(f)    Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $250,000, if any Account or Chattel Paper of any Loan Party arises out of a contract or contracts with the United States of America or any State or any department, agency, or instrumentality thereof, Loan Parties shall provide Lender with written notice thereof in the next monthly Compliance Certificate required to be delivered to Lender under Section 6.1 and Schedule 6.1 and, promptly (and in any event within 5 Business Days) after request by Lender, execute any instruments or take any steps reasonably required by Lender in order that all moneys due or to become due under such contract or contracts shall be assigned to Lender (for security purposes or absolutely, as required to properly complete such assignment under the Assignment of Claims Act), for the benefit of Lender and each Bank Product Provider, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

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(g)    Intellectual Property.
(i)    Upon the request of Lender, in order to facilitate filings with the PTO and the United States Copyright Office, each Loan Party shall execute and deliver to Lender one or more Copyright Security Agreements or Patent and Trademark Security Agreements to further evidence Lender’s Lien on such Loan Party’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Loan Party relating thereto or represented thereby;
(ii)    Each Loan Party shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Loan Party’s business, to protect and diligently enforce and defend at such Loan Party’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter, (D) to take all reasonable and necessary action to preserve and maintain all of such Loan Party’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to use commercially reasonable efforts to require all employees, consultants, and contractors of each Loan Party who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to such Loan Party of Intellectual Property rights created or developed and obligations of confidentiality. No Loan Party shall abandon any Intellectual Property or Intellectual Property License that is necessary in the conduct of such Loan Party’s business. Each Loan Party shall take the steps described in this Section 6.12(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Loan Party’s business;
(iii)    Each Loan Party acknowledges and agrees that Lender shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Loan Party. Without limiting the generality of this Section 6.12(g)(iii), each Loan Party acknowledges and agrees that Lender shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Lender may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Loan Party and shall be chargeable to the Loan Account;
(iv)    Each Loan Party shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the conduct of such Loan Party’s business. Any expenses incurred in connection with the foregoing shall be borne by the Loan Parties; and
(v)    No Loan Party shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Loan Party has used commercially reasonable efforts to permit the assignment of or grant of a Lien in such Intellectual Property License (and all rights of such Loan Party thereunder) to Lender (and any transferees of Lender).
(h)    Investment Related Property.
(i)    Upon the occurrence and during the continuance of an Event of Default, following the request of Lender, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Loan Party shall be held by such Loan Party in trust for the benefit of Lender segregated from such Loan Party’s other property, and such Loan Party shall deliver it promptly to Lender in the exact form received; and
(ii)    Each Loan Party shall cooperate with Lender in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof;
(i)    Real Property; Fixtures. Upon the acquisition by any Loan Party of any fee interest in Real Property, such Loan Party will promptly (and in any event within 5 Business Days of acquisition) notify Lender of the acquisition of such Real Property and, upon Lender’s request, will grant to Lender a first priority Mortgage on each fee interest in Real Property now or hereafter owned by such Loan Party, which Real Property shall not be subject to any other Liens except Permitted Liens, and shall deliver such other documentation and opinions, in form and substance satisfactory

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to Lender, in connection with the grant of such Mortgage as Lender shall request in its Permitted Discretion, including appraisals, title insurance policies and endorsements, surveys, financing statements, fixture filings, flood insurance, flood insurance certifications and environmental audits and such Loan Party shall pay all recording costs, mortgage registration taxes, intangible taxes and other fees and costs (including reasonable attorneys’ fees and expenses) incurred in connection therewith. All such appraisals, title insurance policies and endorsements, environmental audits and surveys shall be prepared or issued by parties reasonably acceptable to Lender. To the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;
(j)    Controlled Accounts.
(i)    Within 90 days following the Closing Date (the “Cash Management Transition Period”), each Loan Party shall establish and maintain at Lender all Cash Management Services, including all deposit accounts and lockbox services. Such Cash Management Services maintained by each Loan Party shall be of a type and on terms reasonably satisfactory to Lender;
(ii)    Until such time as the Loan Parties have established all of their Cash Management Services with Lender, during the Cash Management Transition Period each Loan Party shall: (A) maintain Cash Management Services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on Schedule 5.15 to the Information Certificate (each a “Controlled Account Bank”); (B) take reasonable steps to ensure that all of the Account Debtors of each Loan Party and each of its Subsidiaries (other than Orion Canada, so long as the aggregate balance in all Deposit Accounts maintained by Orion Canada do not at any time exceed $50,000) forward payment of the amounts owed by them directly to such Controlled Account Bank; and (C) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Loan Party or to a Subsidiary of a Loan Party) into a bank account of such Loan Party (each, a “Controlled Account”) at one of the Controlled Account Banks; and
(iii)    During the Cash Management Transition Period, each Loan Party (other than Orion Canada, so long as the aggregate balance in all Deposit Accounts maintained by Orion Canada do not at any time exceed $50,000) shall maintain Control Agreements with the applicable Controlled Account Bank, in form and substance reasonably acceptable to Lender. Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Lender directing the disposition of the collected funds in such Controlled Account without further consent by the applicable Loan Party, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) the Controlled Account Bank will, upon the instruction of Lender, forward, by daily standing wire transfer, all amounts in the applicable Controlled Account to the Collection Account or such other account as directed by Lender;
(k)    [Reserved;]
(l)    Deposit Accounts. Unless Lender agrees otherwise in writing, each Loan Party agrees not to withdraw any funds from any Deposit Account pledged to Lender pursuant to this Agreement except for the Designated Account and the Excluded Deposit Accounts; and
(m)    Pledged Interests.
(i)    If any Loan Party shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) deliver to Lender a duly executed Pledged Interests Addendum identifying such Pledged Interests;
(ii)    Each Loan Party shall promptly deliver to Lender a copy of each material notice or other material communication received by it in respect of any Pledged Interests;
(iii)    No Loan Party shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Loan Documents; and

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(iv)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Loan Party hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Loan Party in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Section 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
6.13    Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 6.1, provide Lender with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate, and (c) at the request of Lender, use commercially reasonable efforts to provide Lender with a “no-offset” letter in form and substance reasonably acceptable to Lender from each customer of Borrower which is a party to any Material Contract. Other than in connection with amendments, modifications and changes permitted under Section 7.7(c)(ii), Borrowers shall maintain all Material Contracts in full force and effect and shall not default in the payment or performance of any obligations thereunder. Borrowers shall obtain Lender’s written consent (which consent shall not be unreasonably withheld) prior to the execution of any new Material Contract constituting an OTA Financing Agreement, and will not execute any OTA Financing Agreements that provide for a security interest in any Collateral or other assets or property of any Borrower other than the Excluded OTA Assets of Orion Asset or Orion Canada that are the subject of such OTA Financing Agreement.
6.14    Location of Inventory, Equipment and Books. Keep the Inventory and Equipment (other than vehicles and Equipment out for repair or Inventory in transit in the ordinary course of business) and Books of each Loan Party and each of its Subsidiaries only at the locations identified on Schedule 5.29 to the Information Certificate and keep the chief executive office of each Loan Party and each of its Subsidiaries only at the locations identified on Schedule 5.6(b) to the Information Certificate or otherwise expressly permitted by Section 7.16; provided, however, that Borrowers may amend Schedule 5.29 to the Information Certificate so long as such amendment occurs by written notice to Lender not less than 10 days prior to the date on which such Inventory, Equipment or Books are moved to such new location, and so long as, at the time of such written notification, the applicable Loan Party or Subsidiary provides Lender a Collateral Access Agreement with respect thereto if such location is not owned by such Loan Party or such Subsidiary.
6.15    Further Assurances.
(a)    At any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, collateral assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Lender may reasonably request and in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfection or to better perfect Lender’s Liens in all of the assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than Excluded OTA Assets), to create and perfect Liens in favor of Lender in any Real Property acquired by any Loan Party after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time, not to exceed 10 days following the request to do so, such Borrower and such other Loan Party hereby authorizes Lender to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Lender may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors (if any) and are secured by substantially all of the assets of each Borrower and each other Loan Party (other than Excluded OTA Assets);
(b)    Each Borrower and each other Loan Party authorizes the filing by Lender of financing or continuation statements, or amendments thereto, and such Loan Party will execute and deliver to Lender such other instruments or notices, as Lender may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby;

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(c)    Each Borrower and each other Loan Party authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect (and excluding the Excluded OTA Assets, in the case of any financing statement with respect to Orion Asset), (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of such financing statement. Each Borrower and each other Loan Party also hereby ratifies any and all financing statements or amendments previously filed by Lender in any jurisdiction; and
(d)    Each Borrower and each other Loan Party acknowledges that no Loan Party is authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Lender, subject to such Loan Party’s rights under Section 9-509(d)(2) of the Code.
6.16    Formation of Subsidiaries. If, with the prior written consent of Lender, any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 15 days of such formation or acquisition (or such later date as permitted by Lender in its sole discretion) cause any such new Subsidiary to provide to Lender a joinder to this Agreement or such other Loan Documents (including any Guaranty) as Lender reasonably requests, together with such other security documents, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that such Guaranty and such other security documents shall not be required to be provided to Lender with respect to any Subsidiary of Borrower that is a CFC if providing such documents would result in adverse tax consequences, (b) within 15 days of such formation or acquisition (or such later date as permitted by Lender in its sole discretion) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Lender; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of a Borrower that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences, and (c) within 15 days of such formation or acquisition (or such later date as permitted by Lender in its sole discretion) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.16 shall be a Loan Document.
7.    NEGATIVE COVENANTS.
Each Borrower and each other Loan Party covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extensions of credit and Payment in Full of the Obligations, no Borrower and no other Loan Party will do, nor will any Borrower or any other Loan Party permit any of its Subsidiaries to do, any of the following:
7.1    Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
7.2    Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
7.3    Restrictions on Fundamental Changes.
(a)    Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties, provided that a Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between Subsidiaries of a Borrower that are not Loan Parties, and (iii) any merger between a Subsidiary of a Loan Party and a Loan Party, provided that the Loan Party must be the surviving entity of any such merger;
(b)    Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its wholly-owned Subsidiaries so long

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as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of a Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Lender) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party;
(c)    Suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to Sections 7.3(a) or (b) above or in connection with the transactions permitted pursuant to Section 7.4; or
(d)    Form or acquire any direct or indirect Subsidiary without Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.
7.4    Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 7.3 or 7.12, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or any other asset except as expressly permitted by this Agreement. Lender shall not be deemed to have consented to any sale or other disposition of any of the Collateral or any other asset except as expressly permitted in this Agreement or the other Loan Documents.
7.5    Change Name. Without Lender’s prior written consent (which consent will not be unreasonably withheld or delayed), change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the Code of any Loan Party or any of its Subsidiaries.
7.6    Nature of Business. Make any change in the nature of its or their business as conducted on the date of this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent any Borrower or any other Loan Party or any of its Subsidiaries from engaging in any business that is reasonably related or ancillary to its business.
7.7    Prepayments, Earnout Payments and Amendments.
(a)    (i) Optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any of its Subsidiaries, other than the Obligations in accordance with this Agreement or a Bank Product Agreement and Permitted Intercompany Advances, or (ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, including, without limitation, making any payment in respect of any Subordinated Debt (including the Sentry Financial Subordinated Debt) if such payment is not permitted at such time under this Agreement and the applicable Subordination Agreement; provided, however, that the foregoing shall not restrict Borrowers’ ability to (x) take actions in connection with Refinancing Indebtedness permitted by Section 7.1, or (y) optionally prepay Indebtedness so long as no Event of Default has occurred and is continuing or would result from such optional prepayment, such prepayment does not exceed $100,000 in a single instance or $250,000 in the aggregate (when combined with all other optional prepayments) in any fiscal year; or
(b)    Make any payment in respect of earnout or other deferred purchase price amounts under that certain Stock and Unit Purchase Agreement dated as of May 22, 2014 among Orion, as buyer, Harris Manufacturing, Inc., Harris LED, LLC and the shareholders and members thereof, as seller, after the occurrence and during the continuation of an Event of Default; or
(c)    Directly or indirectly, amend, modify, or change any of the terms or provisions of
(i)    any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness relative to the Indebtedness of such Loan Party or such Subsidiary involving an aggregate amount of $150,000 or more if such amendment, modification or change could reasonably be expected to have any adverse impact on the rights of Lender or the Collateral other than (A) the Obligations in accordance with this Agreement or a Bank Product Agreement, (B) Permitted Intercompany Advances, or (C) Indebtedness permitted under clauses (e) and (f) of the definition of Permitted Indebtedness; or
(ii)    any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Lender; or

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(iii)    any OTA Financing Agreement except to the extent that such amendment, modification, or change is not a material amendment, modification or change of the terms of such OTA Financing Agreement and could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Lender; or
(iv)    the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lender.
7.8    Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.
7.9    Restricted Junior Payments. Declare or make any Restricted Junior Payment, other than:
(a)    Restricted Junior Payments made by a Loan Party to another Loan Party or by a Subsidiary of a Loan Party to a Loan Party; and
(b)    Prior to the Financial Covenant Change Date, Restricted Junior Payments made by Orion in cash to purchase, redeem, retire or otherwise acquire for value Stock of Orion held by any current or former director, officer or employee (or their estates or beneficiaries of their estates) of Orion or any of its Subsidiaries upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement or plan under which such Stock was issued, or to repurchase Stock of Orion deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities, in each case so long as (i) no Event of Default has occurred and is continuing, or would result from the making of such Restricted Junior Payment, (ii) the aggregate amount of all Restricted Junior Payments by Orion under this Section 7.9(b) does not exceed $400,000 in any fiscal year, (iii) no Restricted Junior Payment by Orion under this Section 7.9(b) to an individual or single estate exceeds $50,000 in the aggregate in any fiscal year.
7.10    Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).
7.11    Investments; Controlled Investments.
(a)    Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.
(b)    Make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless such Borrower and such other Loan Party or its Subsidiaries, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Lender governing such Permitted Investments in order to perfect (and further establish) Lender’s Liens in such Permitted Investments, other than (i) Excluded Deposit Accounts, (ii) so long as the aggregate balance maintained in such account does not exceed $50,000 at any time, the Deposit Account maintained by Orion at Investors Community Bank and described on Schedule 5.15 to the Information Certificate on the date of this Agreement, (iii) subject to Section 4.3 and so long as the aggregate amount maintained in such account does not exceed $50,000 at any time, the Deposit Account maintained by Orion at BB&T and described on Schedule 5.15 to the Information Certificate on the date of this Agreement, (iv) subject to Section 4.3 and so long as the aggregate amount maintained in such account does not exceed $500,000 at any time, the Deposit Account maintained by Orion at First Business and described on Schedule 5.15 to the Information Certificate on the date of this Agreement, and (v) subject to Section 4.3 and so long as the aggregate amount maintained in or value of such account does not exceed $75,000 at any time, the brokerage account maintained by Orion at E-Trade Clearing and described on Schedule 5.15 to the Information Certificate on the date of this Agreement. Except as provided in Section 6.12(j) and Section 6.12(l), Borrowers and such Loan Parties shall not, and shall not permit their Subsidiaries to, establish or maintain any Deposit Account or Securities Account with a banking institution other than Lender.
7.12    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower, any other Loan Party or any of their Subsidiaries except for:
(a)    transactions contemplated by the Loan Documents or transactions with any Affiliate of any Borrower or any Loan Party in the ordinary course of business of such Borrower or such Loan Party, consistent with past practices and undertaken in good faith, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate;

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(b)    so long as it has been approved by a Loan Party in accordance with applicable law, any customary indemnities provided for the benefit of directors (or comparable managers) of such Loan Party;
(c)    so long as it has been approved by a Loan Party in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party in the ordinary course of business and consistent with industry practice; and
(d)    transactions permitted by Section 7.3 and Section 7.9, or any Permitted Intercompany Advance.
7.13    Use of Proceeds. Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with Borrowers’ existing credit facilities with the U.S. Small Business Administration no later than the date required by Section 4.3, and (ii) to pay fees, costs, and expenses, including Lender Expenses, incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for general corporate and working capital purposes (provided that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System).
7.14    Limitation on Issuance of Stock. Except for the issuance or sale of common stock or Permitted Preferred Stock by a Borrower or other Loan Party, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of their Stock.
7.15    Consignments. Consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except as set forth on Schedule 7.15 to the Information Certificate, which schedule may be updated from time to time by written notice to Lender.
7.16    Inventory and Equipment with Bailees. Store the Inventory or Equipment of any Loan Party or any of its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, except as set forth on Schedule 7.16 to the Information Certificate, which schedule may be updated from time to time by written notice to Lender.
7.17    Activities of Certain Loan Parties.
(a)    Permit Orion Technology, Orion Operations, Orion Services or Orion Aviation to incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets or engage themselves in any operations or business, except in connection with its status as a “shelf entity” and its rights and obligations under the Loan Documents.
(b)    Without Lender’s prior written consent, permit Orion Canada to incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets or engage itself in any operations or business, except in connection with the Excluded OTA Agreement to which it is a party as of the Closing Date and its rights and obligations under the Loan Documents.

8.    FINANCIAL COVENANTS.
Each Borrower covenants and agrees that, until termination of all obligations of Lender to provide extensions of credit hereunder and Payment in Full of the Obligations, Borrowers will comply with each of the following financial covenants:
8.1    Minimum Excess Availability. Until the Financial Covenant Change Date, Borrowers shall maintain the Excess Availability of Borrowers at all times in an amount equal to or greater than $5,000,000. For the avoidance of doubt, it is understood and agreed that the Excess Availability Reserve is in addition to the minimum Excess Availability required to be maintained under this Section 8.1.

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8.2    Fixed Charge Coverage Ratio. Commencing with the first month ended on or after the Financial Covenant Change Date and continuing at the end of each month thereafter, Borrowers shall maintain a Fixed Charge Coverage Ratio, measured monthly on a trailing twelve-month basis at the end of each month, of not less than 1.10 to 1.00.
9.    EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
9.1    If any Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal, interest, fees, charges or other amounts due Lender or any Bank Product Provider, reimbursement of Lender Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding);
9.2    If any Loan Party or any of its Subsidiaries
(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 4.3, 6.1, 6.2, 6.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 6.5(a) (solely with respect to F.I.C.A., F.U.T.A., federal income taxes and any other taxes or assessments the non-payment of which may result in a Lien having priority over Lender’s Liens), 6.5(b), 6.6, 6.7 (solely if any Loan Party or any of its Subsidiaries refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss its affairs, finances, and accounts with its officers and employees), 6.8, 6.11, 6.12; 6.13, 6.14 or 6.15, (ii) Section 7 or (iii) Section 8;
(b)    fails to perform or observe any covenant or other agreement contained in any of Sections 6.3 (other than if a Loan Party is not in good standing in its jurisdiction of organization), 6.4, 6.5(a) (other than F.I.C.A., F.U.T.A., federal income taxes and any other taxes or assessments the non-payment of which may result in a Lien having priority over Lender’s Liens), 6.7 (other than if any Loan Party or any of its Subsidiaries refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books or records or disclose its affairs, finances and accounts with its officers and employees), 6.9 or 6.10, and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to or should have been known by any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Lender; or
(c)    fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is unable to be cured or is the subject of another provision of this Section 9 (in which event such other provision of this Section 9 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to or should have been known by any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Lender;
9.3    If one or more judgments, orders, or awards for the payment of money in an amount in excess of $250,000 in any one case or in excess of $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
9.4    If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
9.5    If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued

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or entered therein; provided that Lender shall have no obligation to provide any extension of credit to Borrowers during such 60 calendar day period specified in subsection (c);
9.6    If any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of such Loan Party and its Subsidiaries, taken as a whole;
9.7    If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to the Indebtedness of such Loan Party or such Subsidiary involving an aggregate amount of $250,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder or to exercise any other rights or remedies thereunder, (b) a default by a Loan Party or any of its Subsidiaries or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $250,000 or more, or (c) a default in or breach under any agreement or instrument evidencing or related to any Subordinated Debt (including the Sentry Financial Subordinated Loan Documents), and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder or to exercise any other rights or remedies thereunder, or (d) a default in or breach under any OTA Financing Agreement and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder or to exercise any other rights or remedies thereunder;
9.8    If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
9.9    If the obligation of any Guarantor under its Guaranty or any other Loan Document to which any Guarantor is a party is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or such Guaranty), or if any Guarantor fails to perform any obligation under its Guaranty or under any such Loan Document, or repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty or under any such Loan Document, or any individual Guarantor dies or becomes incapacitated, or any other Guarantor ceases to exist for any reason (other than as the result of a transaction permitted under this Agreement);
9.10    If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid, perfected and first priority Lien on the Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement and except to the extent of Permitted Liens that are permitted to have priority over such Lien;
9.11    If there occurs any Material Adverse Change;
9.12    If any event or circumstance shall occur which, in the Permitted Discretion of Lender exercised in good faith, would be reasonably likely to cause Lender to suspect that any Loan Party has engaged in fraudulent activity with respect to the Collateral or other matters;
9.13    Any Loan Party, director, officer, or owner of at least 20% of the issued and outstanding ownership interests of a Loan Party is indicted for a felony offense under state or federal law involving embezzlement, criminal misappropriation, fraud or any other financial crime or any other felony offense under state or federal law involving dishonesty or intentional misconduct, or a Loan Party hires an officer or appoints a director who has been convicted of any such felony offense, or a Person becomes an owner of at least 20% of the issued and outstanding ownership interests of a Loan Party who has been convicted of any such felony offense;
9.14    If any Loan Party fails to pay any indebtedness or obligation owed to Lender or its Affiliates which is unrelated to the Revolving Credit Facility or this Agreement as it becomes due and payable or the occurrence of any default or event of default under any agreement between any Loan Party and Lender or its Affiliates unrelated to the Loan Documents;

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9.15    The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or any of its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Subordinated Creditor, a Loan Party or any of its Subsidiaries shall deny that such Subordinated Creditor, Loan Party or such Subsidiary has any liability or obligation purported to be created under any Loan Document;
9.16    (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $150,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $150,000.
10.    RIGHTS AND REMEDIES.
10.1    Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Lender may, without notice to Borrowers (other than in the case of an action under clause (a) below, which will be by written notice to Borrowers; provided that no such notice shall be required with respect to Events of Default under Section 9.4 or Section 9.5), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)    declare the Obligations (other than the Hedge Obligations, which may be accelerated in accordance with the terms of the applicable Hedge Agreement), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower and each other Loan Party;
(b)    declare the funding obligations of Lender under this Agreement terminated, whereupon such funding obligations shall immediately be terminated together with any obligation of Lender hereunder to make Advances, extend any other credit hereunder or issue Letters of Credit;
(c)    give notice to an Account Debtor or other Person obligated to pay an Account, a General Intangible, Negotiable Collateral, or other amount due, notice that the Account, General Intangible, Negotiable Collateral or other amount due has been assigned to Lender for security and must be paid directly to Lender and Lender may collect the Accounts, General Intangible and Negotiable Collateral of each Borrower and each other Loan Party directly, and any collection costs and expenses shall constitute part of the Obligations under the Loan Documents;
(d)    in Lender’s name or in each Loan Party’s name, as such Loan Party’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of mail to any address designated by Lender, otherwise intercept mail, and receive, open and dispose of such Loan Party’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Loan Party’s account or forwarding such mail to such Loan Party’s last known address;
(e)    without notice to or consent from any Loan Party or any of its Subsidiaries, and without any obligation to pay rent or other compensation, take exclusive possession of all locations where any Loan Party or any of its Subsidiaries conduct its business or has any rights of possession and use the locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Lender in good faith; and
(f)    exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.
10.2    Additional Rights and Remedies. Without limiting the generality of the foregoing, each Borrower expressly agrees that upon the occurrence and during the continuation of an Event of Default:
(a)    Lender, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Borrower, any other Loan

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Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Loan Parties to, and each Borrower and each other Loan Party hereby agrees that it will at its own expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at one or more locations designated by Lender where any Borrower or other Loan Party conducts business, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s or Loan Party’s offices or elsewhere, for cash, on credit, and upon such other terms as Lender may deem commercially reasonable. Each Borrower and each other Loan Party agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Borrower or such other Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time, and such sale may be made at the time and place to which it was so adjourned. Each Borrower and each other Loan Party agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Borrower and each other Loan Party agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and such Borrower or such other Loan Party is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code;
(b)    Lender may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Loan Party or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Loan Party’s Deposit Accounts in which Lender’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Loan Party to pay the balance of such Deposit Account to or for the benefit of Lender, and (ii) with respect to any Loan Party’s Securities Accounts in which Lender’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Loan Party to (A) transfer any cash in such Securities Account to or for the benefit of Lender, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Lender;
(c)    any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Obligations in the order set forth in Section 10.5. In the event the proceeds of Collateral are insufficient to satisfy all of the Obligations in full, each Borrower and each other Loan Party shall remain jointly and severally liable for any such deficiency;
(d)    the Obligations arise out of a commercial transaction, and that if an Event of Default shall occur Lender shall have the right to an immediate writ of possession without notice of a hearing. Lender shall have the right to the appointment of a receiver for each Loan Party or for the properties and assets of each Loan Party, and each Borrower and each other Loan Party hereby consents to such rights and such appointment and hereby waives any objection such Borrower or such Loan Party may have thereto or the right to have a bond or other security posted by Lender; and
(e)    upon the occurrence and during the continuation of an Event of Default, (i) Lender may, at its option, and with two (2) Business Days prior notice to any Borrower or such other Loan Party, and in addition to all rights and remedies available to Lender under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by any Borrower or any other Loan Party, but under no circumstances is Lender obligated by the terms of this Agreement to exercise such rights, and (ii) if Lender duly exercises its right to vote any of such Pledged Interests, each Borrower and each other Loan Party hereby appoints Lender, such Borrower’s and such Loan Party’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Lender deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable. For so long as such Borrower or such other Loan Party shall have the right to vote the Pledged Interests owned by it, such Borrower and such other Loan Party covenants and agrees that it will not, without the prior written consent of Lender, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Lender or the value of the Pledged Interests.
Notwithstanding the foregoing or anything to the contrary contained in Section 10.1, upon the occurrence of any Default or Event of Default described in Section 9.4 or Section 9.5, in addition to the remedies set forth above, without any notice

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to any Borrower or any other Person or any act by Lender, all obligations of Lender to provide any further extensions of credit hereunder shall automatically terminate and the Obligations (other than the Hedge Obligations), shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.
10.3    Lender Appointed Attorney in Fact. Each Borrower and each other Loan Party hereby irrevocably appoints Lender its attorney-in-fact, with full authority in the place and stead of such Borrower and such Loan Party and in the name of such Borrower or such Loan Party or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of Borrower or such other Loan Party;
(b)    to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
(c)    to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral of such Borrower or such other Loan Party or otherwise to enforce the rights of Lender with respect to any of the Collateral;
(d)    to repair, alter, or supply Goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Borrower or such other Loan Party in respect of any Account of such Borrower or such other Loan Party;
(e)    to use any Intellectual Property or Intellectual Property Licenses of any Borrower or such other Loan Party including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Borrower or such other Loan Party;
(f)    to take exclusive possession of all locations where any Borrower or other Loan Party conducts its business or has rights of possession, without notice to or consent of any Borrower or any Loan Party and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location;
(g)    Lender shall have the right, but shall not be obligated, to bring suit in its own name or in the applicable Loan Party’s name, to enforce the Intellectual Property and Intellectual Property Licenses and, if Lender shall commence any such suit, the appropriate Borrower or such other Loan Party shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents reasonably required by Lender in aid of such enforcement; and
(h)    to the extent permitted by law, each Borrower and each other Loan Party hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all commitments of Lender under this Agreement to provide extensions of credit are terminated and all Obligations have been Paid in Full.
10.4    Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default or Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.
10.5    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.1 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document or any Default or Event of Default has occurred and is continuing, all payments received by Lender upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied to the Obligations in such manner as Lender shall determine in its discretion and, thereafter, to Borrowers (to be wired to the Designated

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Account) or such other Person entitled thereto under applicable law. For greater certainty, the acceleration of the Obligations under this Agreement shall in no way affect, terminate or accelerate the Hedge Obligations (which are governed by the terms of the applicable Hedge Agreement).
10.6    Marshaling. Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies under this Agreement and under the other Loan Documents and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Borrower and each other Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under any other Loan Document or instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.
10.7    License. Each Borrower and each other Loan Party hereby grants to Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property rights of such Borrower and such Loan Party for the purpose of: (a) completing the manufacture of any in-process materials following the occurrence and during the continuance of any Event of Default so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Borrower or such other Loan Party for its own manufacturing; and (b) selling, leasing or otherwise disposing of any or all Collateral following the occurrence and during the continuance of any Event of Default.
10.8    Disposition of Pledged Interests by Lender. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Loan Party understands that in connection with such disposition, Lender may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Loan Party, therefore, agrees that: (a) if Lender shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Lender shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Lender has handled the disposition in a commercially reasonable manner.
11.    WAIVERS; INDEMNIFICATION.
11.1    Demand; Protest; etc. Each Borrower and each other Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Borrower or such other Loan Party may in any way be liable.
11.2    The Lender’s Liability for Collateral. Each Borrower and each other Loan Party hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by each Borrower and such other Loan Parties.
11.3    Indemnification. Each Borrower and each other Loan Party shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by applicable law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with

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the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect hereto) of this Agreement, any of the other Loan Documents, any Bank Product Agreement or the transactions contemplated hereby or thereby or the monitoring of compliance by each Borrower and each other Loan Party and each of its Subsidiaries with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (d) with respect to the failure by any Borrower or any other Loan Party to perform or observe any of the provisions hereof or any other Loan Document, (e) in connection with the exercise or enforcement of any of the rights of Lender hereunder or under any other Loan Document, and (f) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any other Loan Party or any Subsidiary of a Borrower or any other Loan Party or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of such Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower or any other Loan Party shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, or attorneys. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower or any other Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower or such other Loan Party with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
12.    NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrowers, any other Loan Party or Lender, as the case may be, they shall be sent to the respective address set forth below:
If to Borrowers:    ORION ENERGY SYSTEMS, INC.
2210 Woodland Drive
Manitowoc, Wisconsin 54220
Attn: Scott R. Jensen, Chief Financial Officer
Email: sjensen@oesx.com

If to Lender:    WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC N9314-080
730 2nd Ave. S., 8th Floor
Minneapolis, MN 55402
Attn: Thomas Hedberg
Fax No.: (855) 376-8121
Email: Thomas.G.Hedberg@wellsfargo.com

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with courtesy copies to
(which shall not constitute
Notice for purposes of this
Section 12)    FAEGRE BAKER DANIELS LLP
2200 Wells Fargo Center
90 South Seventh Street
Suite 2200
Minneapolis, MN 55402-3901
Attn: Lyle G. Ward, Esq.
Fax No.: (612) 766-1600
Email: lyle.ward@faegrebd.com
Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). Any notice given by Lender to any Borrower as provided in this Section 12 shall be deemed sufficient notice as to all Loan Parties, regardless of whether each Loan Party is sent a separate copy of such notice or whether each Loan Party is specifically identified in such notice.
13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
(a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF MINNEAPOLIS AND THE COUNTY OF HENNEPIN, STATE OF MINNESOTA, AND ANY APPELLATE COURT FROM ANY THEREOF; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b)    .
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). EACH LOAN PARTY AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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(d)    NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE LENDER, OR ANY AFFILIATE OF LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
14.    ASSIGNMENTS; SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower or any other Loan Party may assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lender shall release any Borrower or any other Loan Party from its Obligations. Lender may assign this Agreement and the other Loan Documents in whole or in part and its rights and duties hereunder or grant participations in the Obligations hereunder and thereunder and no consent or approval by any Borrower or any other Loan Party is required in connection with any such assignment or participation; provided, however, if a payment made to any assignee of Lender would be subject to U.S. federal withholding tax imposed by FATCA if such assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the IRC, as applicable), such assignee shall deliver to Borrowers at the time or times prescribed by law and at such time or times reasonably requested by Borrowers such documentation prescribed by applicable law and such additional documentation reasonably requested by Borrowers as may be necessary for Borrowers to comply with their obligations under FATCA and to determine that such assignee has complied with such assignee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
15.    AMENDMENTS; WAIVERS. No amendment or modification of this Agreement or any other Loan Document or any other document or agreement described in or related to this Agreement shall be effective unless it has been agreed to by Lender and Orion in a writing that specifically states that it is intended to amend or modify specific Loan Documents, or any other document or agreement described in or related to this Agreement. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by Borrowers or any other Loan Party of any provision of this Agreement. Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.
16.    TAXES.
(a)    All payments made by any Borrower or any other Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, each Borrower and each other Loan Party agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein; provided, however, that Borrowers or Loan Parties shall not be required to increase any such amounts if the increase in such amount payable results from Lender’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Borrower and each other Loan Party will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Borrower.
(b)    Each Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.
17.    GENERAL PROVISIONS.

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17.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, each other Loan Party and Lender.
17.2    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5    Debtor-Creditor Relationship. The relationship between the Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Lender shall not have (and shall not be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Lender, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.6    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
17.7    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Loan Party or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Lender related thereto, the liability of such Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and all of Lender’s Liens in the Collateral shall be automatically reinstated without further action.
17.8    Confidentiality.
(a)    Lender agrees that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to Lender and to employees, directors and officers of Lender (the Persons in this clause (i), “Lender Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of Lender, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by regulatory authorities, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by

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Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender or Lender Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section 17.8, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; (x) to equity owners of each Loan Party and (xi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
(b)    Anything in this Agreement to the contrary notwithstanding, Lender may use the name, logos, and other insignia of the Loan Parties and the Maximum Revolver Amount provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.
17.9    Lender Expenses. Each Borrower and each other Loan Party agrees to pay the Lender Expenses upon demand by Lender and in no event later than (a) the first day of the month following the date on which such Lender Expenses were first incurred and Borrower notified thereof, or (b) the date on which demand therefor is made by Lender, and each Borrower and each other Loan Party agrees that its obligations contained in this Section 17.9 shall survive payment or satisfaction in full of all other Obligations.
17.10    Setoff. Lender may at any time, in its sole discretion and without prior demand or notice to anyone, setoff any liability owed to any Borrower or any Guarantor or any other Loan Party by Lender (other than in respect of deposits held in Deposit Accounts solely maintained by a Borrower in a trustee or fiduciary capacity for a third Person and identified as such to Lender in Schedule 5.15 to the Information Certificate) against any of the Obligations, whether or not due.
17.11    Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid or any Letter of Credit is outstanding and so long as the obligation of Lender to provide extensions of credit hereunder has not expired or been terminated.
17.12    Patriot Act. Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties, and (b) OFAC/PEP searches and customary individual background checks of the Loan Parties’ senior management and key principals, and each Borrower and each other Loan Party agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrowers.
17.13    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

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17.14    Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Lender is acting. Lender hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Lender as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Lender and the right to share in and receive payments and collections of the Collateral and payments from Lender from amounts charged to the Loan Account or that are otherwise collected from the Loan Parties for the account of a Bank Product Provider as more fully set forth herein and in the other Loan Documents. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Lender shall have the right, but shall have no obligation, to establish, maintain, relax, or release Reserves in respect of the Bank Product Obligations and that if Reserves are established there is no obligation on the part of Lender to determine or ensure whether the amount of any such Reserve is appropriate or not. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Bank Product Provider (other than Lender in its capacity as lender hereunder) shall have any voting or approval rights hereunder solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any other Loan Party.
[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered under seal as of the date first above written.

BORROWERS:

ORION ENERGY SYSTEMS, INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer and Treasurer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION ASSET MANAGEMENT, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

CLEAN ENERGY SOLUTIONS, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

[Credit and Security Agreement Signature Page]

GUARANTORS:

ORION TECHNOLOGY VENTURES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION OPERATIONS, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION SHARED SERVICES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION AVIATION, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION LED CANADA INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer

[Credit and Security Agreement Signature Page]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James B. Fisher
Name:	James B. Fisher
Title:	Vice President

[Credit and Security Agreement Signature Page]

Schedule 1.1
a.    Definitions. As used in this Agreement, the following terms shall have the following definitions:
“Account” means an account (as that term is defined in Article 9 of the Code).
“Account Debtor” means an account debtor (as that term is defined in the Code).
“Additional Documents” has the meaning specified therefor in Section 6.15.
“Administrative Borrower” has the meaning specified therefor in Section 2.17.
“Advances” has the meaning specified therefor in Section 2.1(a).
“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.12: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agreement” means the Credit and Security Agreement to which this Schedule 1.1 is attached.
“Applicable Margin” means (a) when the Interest Rate is based on Daily Three Month LIBOR, 3.00%, and (b) when the Interest Rate is based on the Prime Rate under Section 2.14, 2.00%.
“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrowers to Lender.
“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then-outstanding Obligations).
“Bank Product” means any one or more of the following financial products or accommodations extended to a Loan Party or any of its/their Subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d)     stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by Loan Parties, any Loan Party or any of its/their Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products, including all Cash Management Documents.
“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Lender) to be held by Lender for the benefit of the Bank Product Provider in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).
“Bank Product Obligations” means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by Loan Parties, any Loan Party or any of its/their Subsidiaries to Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising and (b) all Hedge Obligations.
“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to a Loan Party or any of its/ their Subsidiaries.

Schedule 1.1

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“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Lender has determined it is necessary or appropriate to establish (based upon Lender’s reasonable determination of the credit and operating risk exposure to Loan Parties, any Loan Party and its/their Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Board of Directors” means the board of directors (or comparable managers) of a Borrower or any other Loan Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Books” means books and records (including each Borrower’s or any other Loan Party’s Records indicating, summarizing, or evidencing such Borrower’s or such other Loan Party’s assets (including the Collateral) or liabilities, such Borrower’s or such other Loan Party’s Records relating to such Borrower’s or such other Loan Party’s business operations or financial condition, or such Borrower’s or such other Loan Party’s Goods or General Intangibles related to such information).
“Borrowers” means, collectively, Orion, Great Lakes, Orion Asset and Clean Energy, and each is a “Borrower”.
“Borrowing” means a borrowing consisting of Advances (i) requested by Borrowers, (ii) made automatically pursuant to Section 2.3(c) without the request of Borrowers, (iii) made by Lender pursuant to Section 2.6, or (iv) a Protective Advance.
“Borrowing Base” means, as of any date of determination, the result of:
(a)    85% of the amount of Eligible Accounts, plus
(b)    the lowest of
(i)    $8,000,000,
(ii)    55% of the Value of Eligible Inventory, and
(iii)    85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Inventory, minus
(c)    the aggregate amount of Reserves, if any, established by Lender.
“Borrowing Base Certificate” means a form of borrowing base certificate in form and substance acceptable to Lender.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close pursuant to the rules and regulations of the Federal Reserve System.
“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of

Schedule 1.1

US.55515997.06

deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Cash Management Documents” means the agreements governing each of the Cash Management Services of Lender utilized by Loan Parties or any Loan Party, which agreements shall currently include the Master Agreement for Treasury Management Services or other applicable treasury management services agreement, the “Acceptance of Services”, the “Service Description” governing each such treasury management service used by Loan Parties or any Loan Party, and all replacement or successor agreements which govern such Cash Management Services of Lender.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
“Cash Management Transition Period” has the meaning specified in Section 6.12(j)(i).
“CFC” means a controlled foreign corporation (as that term is defined in the IRC).
“Change of Control” means that (a) Orion fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party (other than Orion), (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Orion having the right to vote for the election of members of the Board of Directors, or (c) a majority of the members of the Board of Directors of each Borrower do not constitute Continuing Directors.
“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.
“Clean Energy” means Clean Energy Solutions, LLC, a Wisconsin limited liability company.
“Closing Date” means the date of the making of the initial Advance (or other extension of credit) under this Agreement.
“Code” means the Minnesota Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Minnesota, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies. To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.
“Collateral” means all of each Borrower’s and each other Loan Party’s now owned or hereafter acquired:
(a)    Accounts;
(b)    Books;
(c)    Chattel Paper;
(d)    Deposit Accounts;

Schedule 1.1

US.55515997.06

(e)    Goods, including Equipment and Fixtures;
(f)    General Intangibles, including, without limitation, Intellectual Property and Intellectual Property Licenses;
(g)    Inventory;
(h)    Investment Related Property;
(i)    Negotiable Collateral;
(j)    Supporting Obligations;
(k)    Commercial Tort Claims;
(l)    money, Cash Equivalents, or other assets of such Loan Party that now or hereafter come into the possession, custody, or control of Lender (or its agent or designee); and
(m)    all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles (including, without limitation, Intellectual Property and Intellectual Property Licenses), Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (collectively, the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to such Loan Party or Lender from time to time with respect to any of the Investment Related Property. Notwithstanding the foregoing, “Collateral” shall not include any Excluded OTA Assets or other assets specifically excluded pursuant to Section 3.1.
All Real Property Collateral and other non-Code collateral, if any, shall be deemed to be included as part of the Collateral.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books, Equipment, Accounts or Inventory of any Loan Party or any of its Subsidiaries, in each case, in favor of Lender with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, warehouseman, processor, consignee or other Person and in form and substance reasonably satisfactory to Lender.
“Collection Account” means the Deposit Account identified on Schedule A-1.
“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance Proceeds, cash Proceeds of asset sales, rental Proceeds, and tax refunds).
“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 5.6(d) to the Information Certificate.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit A delivered by the chief financial officer of each Borrower to Lender.
“Confidential Information” has the meaning specified therefor in Section 17.8.

Schedule 1.1

US.55515997.06

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of a Borrower or any other Loan Party on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of a Borrower or any other Loan Party after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of a Borrower or any other Loan Party and whose initial assumption of office resulted from such contest or the settlement thereof.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by a Loan Party or any Subsidiary of a Loan Party, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or issuer, (with respect to uncertificated securities).
“Controlled Account” has the meaning specified therefor in Section 6.12(j).
“Controlled Account Bank” has the meaning specified therefor in Section 6.12(j).
“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 5.26(b) to the Information Certificate, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Borrower’s and each other Loan Party’s rights corresponding thereto throughout the world.
“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by any Borrower or another Loan Party and Lender, in form and substance acceptable to Lender.
“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
“Daily Three Month LIBOR” means, for any day the rate per annum for United States dollar deposits determined by Lender for the purpose of calculating the effective Interest Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrowers understand and agree that Lender may base its determination of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Deposit Account” means any deposit account (as that term is defined in the Code).
“Designated Account” means the operating Deposit Account of Administrative Borrower at Lender identified on Schedule D-1.
“Dilution” means, as of any date of determination, a percentage that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, deductions, or other dilutive items as determined by Lender with respect to any Borrower’s Accounts, by (b) Borrowers’ billings with respect to Accounts.
“Dilution Reserve” means, as of any date of determination, the difference between (i) the dollar amount of Eligible Accounts calculated at the stated advance rate against Eligible Accounts set forth in the definition of Borrowing Base and (ii) the dollar amount of Eligible Accounts calculated by reducing the stated advance rate against Eligible Accounts set forth in the definition of Borrowing Base 1 percentage point for each percentage point by which Dilution is in excess of five percent (5%).
“Dollars” or “$” means United States dollars.

Schedule 1.1

US.55515997.06

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.
“EBITDA” means, with respect to any fiscal period, (a) the consolidated net income (or loss) of Borrowers and their Subsidiaries, minus (b) extraordinary gains, interest income, non-operating income, non-cash income and income tax benefits and decreases in any change in LIFO reserves, plus (c) (i) non-cash extraordinary losses, (ii) non-cash stock compensation expenses, (iii) other non-cash losses, charges, expenses or other items approved by Lender in its Permitted Discretion, and (iv) Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.
“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of Goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, credits and unapplied cash. Eligible Accounts shall not include the following:
(a)    Accounts that the Account Debtor has failed to pay within 120 days of original invoice date, not to exceed 60 days from original due date;
(b)    Accounts with selling terms of more than 120 days;
(c)    Accounts owed by an Account Debtor (or its Affiliates) where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clauses (a) or (b) above or clauses (i) or (s) below;
(d)    Accounts with respect to which the Account Debtor is an Affiliate, agent or equity owner of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower;
(e)    Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional or contingent;
(f)    Accounts that are not payable in Dollars;
(g)    Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada (excluding the Province of Quebec), or (ii) is not organized under the laws of the United States or any state thereof or Canada (excluding the Province of Quebec), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless: (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender, or (C) the Account is guaranteed pursuant to an approved working capital guarantee from the Export-Import Bank of the United States in favor of Lender and acceptable to Lender in all respects;
(h)    Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States;
(i)    Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a contra account or a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, contra account, right of setoff, or dispute;
(j)    That portion of Accounts which reflect a reasonable reserve for warranty claims or returns or amounts which are owed to account debtors, including those for rebates, allowances, co-op advertising, new store allowances or other deductions;

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(k)    Accounts owing by a single Account Debtor or group of Affiliated Account Debtors whose total obligations owing to Borrowers exceed fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), such percentage in this clause (k) being subject to reduction by Lender if the creditworthiness of such Account Debtor deteriorates;
(l)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;
(m)    Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;
(n)    Accounts representing credit card sales or “C.O.D.” sales;
(o)    Accounts that are not subject to a valid and perfected first priority Lien in favor of Lender or that are subject to any other Lien, or that are subject to, have been or may be sold pursuant to any factoring or similar arrangement;
(p)    Accounts that consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto) or retainage invoices;
(q)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;
(r)    that portion of Accounts which represent finance charges, service charges, sales taxes or excise taxes;
(s)    that portion of Accounts which has been restructured, extended, amended or otherwise modified;
(t)    bill and hold invoices, except those with respect to which Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the Account Debtor to take the Goods related thereto and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts hereunder;
(u)    Accounts which have not been invoiced;
(v)    Accounts constituting (i) Proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) Proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;
(w)    Accounts that constitute Excluded OTA Assets or Accounts related to or arising under a power purchase agreement; and
(x)    Accounts or that portion of Accounts otherwise deemed ineligible by Lender in its Permitted Discretion.
Any Accounts which are not Eligible Accounts (other than Accounts which are Excluded OTA Assets) shall nonetheless constitute Collateral.
“Eligible Inventory” means Inventory consisting of raw materials and finished goods held for sale in the ordinary course of a Borrower’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. An item of Inventory shall not be included in Eligible Inventory if:
(a)    such Borrower does not have good, valid, and marketable title thereto;
(b)    it consists of work-in-process Inventory, components which are not part of finished goods, supplies used or consumed in a Borrower’s business, or Goods that constitute spare parts, fabricated parts, maintenance parts, packaging and shipping materials, or sample inventory or customer supplied parts or Inventory;

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(c)    it consists of Inventory that is perishable or live or where less than 8 weeks remain until the Inventory’s stated expiration or “sell-by” or “use by” date;
(d)    a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower);
(e)    it is not located at Borrowers’ location described on Schedule 5.29 to the Information Certificate, as such schedule may be updated by Borrowers in writing delivered to Lender from time to time;
(f)    it is stored at locations holding Inventory of Borrowers with an aggregate Value of less than $150,000;
(g)    it is in-transit to or from a location of a Borrower;
(h)    it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from Goods of others, if any, stored on the premises;
(i)    it is the subject of a bill of lading or other document of title;
(j)    it is on consignment from any consignor; or on consignment to any consignee or subject to any bailment unless the consignee or bailee has (i) executed an agreement with Lender, and (ii) provided evidence acceptable to Lender that the applicable Borrower has properly perfected a first priority security interest in such consigned Inventory and has properly notified in writing the other creditors of consignee who hold an interest in such Inventory of such Borrower’s security interest in such Inventory, and (iii) the applicable Borrower has taken such other actions with respect to such consigned Inventory as Lender may reasonably request;
(k)    it is not subject to a valid and perfected first priority Lender’s Lien or it is subject to any other Lien;
(l)    it consists of goods returned or rejected by any Borrower’s customers;
(m)    it consists of Goods that are damaged, contaminated, discontinued, defective, obsolete or slow moving;
(n)    Inventory that a Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor of such Inventory;
(o)    it consists of Goods that are restricted or controlled, or regulated items;
(p)    it consists of Goods that are bill and hold Goods;
(q)    it consists of damaged or defective Goods or “seconds”;
(r)    it is subject to, or purchased or manufactured pursuant or subject to any, third party trademark, licensing or other proprietary rights, unless Lender is reasonably satisfied that such Inventory can be freely sold by Lender on and after the occurrence and during the continuance of an Event of a Default despite such third party rights;
(s)    it consists of customer-specific Inventory not supported by purchase orders;
(t)    it is an Excluded OTA Asset; and
(u)    Inventory otherwise deemed ineligible by Lender in its Permitted Discretion.
Any Inventory which is not Eligible Inventory (other than Inventory which is an Excluded OTA Asset) shall nonetheless constitute Collateral.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest,

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(b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Equipment” means equipment (as that term is defined in the Code).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 and 430 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of a Loan Party or its Subsidiaries under IRC Section 414(o).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“Event of Default” has the meaning specified therefor in Section 9.
“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables and other obligations each Borrower and its Subsidiaries aged in excess of 30 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of each Borrower and its Subsidiaries, in each case as determined by Lender in its Permitted Discretion.
“Excess Availability Reserve” means (a) prior to and on the Financial Covenant Change Date, $5,000,000, and (b) following the Financial Covenant Change Date, $0.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Deposit Accounts” means the Deposit Accounts identified on Schedule 5.15 to the Information Certificate which are specifically and exclusively (a) used for payroll, payroll taxes, sales, use or excise taxes, workers’ compensation or unemployment compensation, and other employee wage and benefit payments to or for employees of any Borrower or any Loan

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Party or any of their respective Subsidiaries and (b) maintained by Orion Asset or Orion Canada solely for trust or fiduciary purposes on behalf of a Person other than another Loan Party or any Subsidiary of a Loan Party in the ordinary course of its business and in connection with Orion Throughput Agreements and contain solely deposits received by Orion Asset or Orion Canada, as applicable, with respect to such Orion Throughput Agreements that are payable directly to a third party financing entity pursuant to a presently effective OTA Financing Agreement.
“Excluded Hedge Obligation” means, with respect to any Loan Party, a Hedge Obligation incurred by another Loan Party if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the joint and several liability of such Loan Party for, or the grant by such Loan Party of a security interest to secure, such Hedge Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or joint and several liability of such Loan Party or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guaranty, joint and several liability or security interest is or becomes illegal.
“Excluded OTA Assets” means Orion Throughput Agreements between Orion Asset or Orion Canada and its respective customers, together with accounts and rights to payment arising under such Orion Throughput Agreements, and Equipment owned by Orion Asset or Orion Canada, as applicable, subject to such Orion Throughput Agreements, in each case solely to the extent the same has been and remains assigned or transferred to a third party financing entity pursuant to a presently effective OTA Financing Agreement. For avoidance of doubt, Orion Throughput Agreements and accounts and rights to payment arising thereunder and Equipment subject thereto shall not constitute Excluded OTA Assets if the OTA Financing Agreement related thereto has been terminated or expired or if for any other reason such OTA Financing Agreement is no longer effective and binding upon Orion Asset or Orion Canada, as applicable.
“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Agreement (or any amendment or successor version that is substantially comparable) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.
“Financial Covenant Change Conditions” means the following:
(a)When and as required by Schedule 6.1, Borrowers have provided Lender with their annual consolidated and consolidating audited financial statements and related Compliance Certificate with respect to the most recently ended fiscal year preceding the intended Financial Covenant Change Date, each in form and substance required by Schedule 6.1 and acceptable to Lender in all respects in its sole discretion;
(b)no Default or Event of Default has occurred and is continuing as of the date of delivery of the financial statements delivered under the foregoing clause (a) with respect to the most recently ended fiscal year preceding or ending on the intended Financial Covenant Change Date, and no Default or Event of Default has occurred and is continuing as of the Financial Covenant Change Date; and
(c)Borrowers have maintained a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, measured on a trailing twelve month basis for the twelve month period ending on the last day of the most recently ended fiscal year preceding the intended Financial Covenant Change Date, and Borrowers have provided Lender with such supporting calculations as Lender may request related to the calculation of such Fixed Charge Coverage Ratio.
“Financial Covenant Change Date” means July 31, 2016; provided, however, that if Borrowers fail to satisfy the Financial Covenant Change Conditions as of March 31, 2016, “Financial Covenant Change Date” shall mean any July 31 occurring thereafter on which the Financial Covenant Change Conditions have each been satisfied as of and with respect to the fiscal year end occurring on the March 31 immediately preceding such July 31.
“Fixed Charge Coverage Ratio” means, with respect to Borrowers and their Subsidiaries for any period, the ratio of i) EBITDA for such period, minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero, to (ii) Fixed Charges for such period.
“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during

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such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to Capital Leases, but excluding principal payments made with respect to the Revolving Credit Facility, and (c) all Restricted Junior Payments (other than Restricted Junior Payments made by a Loan Party to another Loan Party or by a Subsidiary of a Loan Party to a Loan Party) and other distributions paid in cash during such period.
“Fixtures” means fixtures (as that term is defined in the Code).
“Funding Date” means the date on which a Borrowing occurs.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.
“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
“Goods” means goods (as that term is defined in the Code).
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Great Lakes” means Great Lakes Energy Technologies, LLC, a Wisconsin limited liability company.
“Guarantors” means, collectively, (a) Orion Technology, (b) Orion Operations, (c) Orion Services, (d) Orion Aviation, (e) Orion Canada and (f) each other Person that becomes a guarantor on or after the Closing Date, and each of them is a “Guarantor”.
“Guaranty” means (a) that certain general continuing guaranty of even date herewith executed and delivered by Orion Technology, Orion Operations, Orion Services and Orion Aviation in favor of Lender, and (b) each other guaranty agreement delivered at any time by a Guarantor in favor of Lender, and all of such guaranties are, collectively, the “Guaranties”.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Hedge Obligations” means any and all obligations or liabilities, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising of any Loan Party or any of its/their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with Lender or another Bank Product Provider.
“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.
“Indemnified Liabilities” has the meaning specified therefor in Section 11.3.
“Indemnified Person” has the meaning specified therefor in Section 11.3.
“Information Certificate” means the Information Certificate completed and executed by the Loan Parties attached hereto as Exhibit E.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.
“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to the Specified Party pursuant to end-user licenses), (B) the license agreements listed on Schedule 5.26(b) to the Information Certificate, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender’s rights under the Loan Documents.
“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Interest Rate” means an interest rate equal to Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes.
“Inventory” means inventory (as that term is defined in the Code).
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business not to exceed $100,000 in the aggregate during

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any fiscal year of Borrowers, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Investment Related Property” means (a) any and all investment property (as that term is defined in the Code), and (b) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices, 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Lender” has the meaning specified therefor in the preamble to this Agreement and its successors and assigns.
“Lender Expenses” means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party or any of its Subsidiaries or any Guarantor under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable out-of-pocket fees or charges paid or incurred by Lender in connection with Lender’s transactions with any Loan Party or any of its Subsidiaries or any Guarantor under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment lien, litigation, bankruptcy and Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), real estate surveys, real estate title insurance policies and endorsements, and environmental audits, (c) Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Loan Party or any of its Subsidiaries (whether by wire transfer or otherwise), together with any out of pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks payable by or to any Loan Party or any of its Subsidiaries, (e) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) fees and expenses to initiate electronic reporting by Borrowers to Lender, (g) reasonable out-of-pocket examination fees and expenses (including reasonable travel, meals, and lodging) of Lender related to any inspections, audits, examinations or appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with any Loan Party or any of its Subsidiaries, (i) Lender’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including reasonable travel, meals, and lodging), or amending the Loan Documents, (j) Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (k) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.
“Lender Representatives” has the meaning specified therefor in Section 17.8(a).
“Lender-Related Persons” means Lender, together with its Affiliates (including in their capacity as a Bank Product Provider), officers, directors, employees, attorneys, and agents.
“Lender’s Liens” mean the Liens granted by Borrowers, any other Loan Parties and their Subsidiaries to Lender for its benefit or for the benefit of any Bank Product Provider under the Loan Documents.
“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Lender for the account of any Borrower.

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“Letter of Credit Agreements” means a Letter of Credit Application, together with any and all related letter of credit agreements pursuant to which Lender agrees to issue, amend, or extend a Letter of Credit, or pursuant to which Borrowers agree to reimburse Lender for all Letter of Credit Disbursements, each such application and related agreement to be in the form specified by Lender from time to time.
“Letter of Credit Application” means an application requesting Lender to issue, amend, or extend a Letter of Credit, each such application to be in the form specified by Lender from time to time.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Lender, including provisions that specify that the Letter of Credit fee and all usage charges set forth in this Agreement and the Letter of Credit Agreements will continue to accrue while the Letters of Credit are outstanding) to be held by Lender for the benefit of Lender in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Lender the original of each Letter of Credit, together with documentation executed by all beneficiaries under each Letter of Credit in form and substance acceptable to Lender terminating all of such beneficiaries’ rights under such Letters of Credit, or (c) providing Lender with a standby letter of credit, in form and substance reasonably satisfactory to Lender, from a commercial bank acceptable to Lender (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a payment made by Lender pursuant to a Letter of Credit.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.13(e) of this Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.13(e) of this Agreement.
“Letter of Credit Usage” means, as of any date of determination, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, and (ii) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through an Advance under the Revolving Credit Facility.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Loan Account” has the meaning specified therefor in Section 2.8.
“Loan Documents” means this Agreement, any Borrowing Base Certificate, the Control Agreements, the Cash Management Documents, any Copyright Security Agreement, each Mortgage, each Guaranty, each Subordination Agreement, the Letters of Credit, any Patent and Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, any Letter of Credit Applications and other Letter of Credit Agreements entered into by any Borrower in connection with this Agreement, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and Lender in connection with this Agreement, but specifically excluding all Hedge Agreements.
“Loan Management Service” means Lender’s proprietary automated loan management program currently known as “Loan Manager” and any successor service or product of Lender which performs similar services.
“Loan Parties” means, collectively, Borrowers and Guarantors, and each of them is a “Loan Party”.
“Lockbox” means “Lockbox” as defined and described in the Cash Management Documents.
“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or of the Lender’s ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the

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enforceability or priority of Lender’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Loan Party or its Subsidiaries, or (d) any claim against any Loan Party or its Subsidiaries or threat of litigation which could reasonably be expected to result in the occurrence of an event described in clauses (a), (b) or (c) above.
“Material Contract” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $350,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary), (b) each contract or agreement between Borrower and any Affiliate of Borrower, and (c) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.
“Maturity Date” has the meaning specified therefor in Section 2.9.
“Maximum Revolver Amount” means $20,000,000, as such amount may be decreased by permanent reductions in such amount made in accordance with Section 2.11.
“Minimum Interest Charge” has the meaning specified therefor in Schedule 2.12.
“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
“Mortgages” means, collectively, the Wisconsin Mortgage and each other mortgage, deed of trust, or deed to secure debt executed and delivered by any Borrower or any of its Subsidiaries in favor of Lender, in form and substance reasonably satisfactory to Lender, that encumber the Real Property Collateral, and each is a “Mortgage”.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).
“Net Liquidation Percentage” means the percentage of the Value of a Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory as set forth in the most recent acceptable appraisal received by Lender and upon which Lender may rely, net of all operating expenses and associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected or approved by Lender with such most recent acceptable appraisal to be in form, scope, methodology and content acceptable to Lender.
“Non-Financed Capital Expenditures” means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit by Lender other than by means of an Advance under the Revolving Credit Facility.
“Obligations” means (a) all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrowers, any Borrower, or any other Loan Party pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers, any Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, however, that “Obligations” of a Loan Party shall not include Excluded Hedge Obligations with respect to such Loan Party. Any reference in this Agreement or in the

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Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Orion” means Orion Energy Systems, Inc., a Wisconsin corporation.
“Orion Asset” means Orion Asset Management, LLC, a Wisconsin limited liability company.
“Orion Aviation” means Orion Aviation, LLC, a Wisconsin limited liability company.
“Orion Canada” means Orion LED Canada Inc., a corporation organized under the laws of the Province of British Columbia.
“Orion Operations” means Orion Operations, LLC, a Wisconsin limited liability company.
“Orion Services” means Orion Shared Services, LLC, a Wisconsin limited liability company.
“Orion Technology” means Orion Technology Ventures, LLC, a Wisconsin limited liability company.
“OTA Financing Agreements” means, collectively, the agreements between Orion Asset or Orion Canada and third party financing entities described on Schedule 5.17 to the Information Certificate as OTA Financing Agreements and any new OTA Financing Agreement entered into from time to time by Orion Asset or Orion Canada in accordance with Section 6.13, in each case as amended, restated, supplemented or otherwise modified from time to time as permitted under this Agreement, and each is an OTA Financing Agreement.
“OTA Financing Debt” means Indebtedness of Orion Asset arising under each OTA Financing Agreement.
“Overadvance Amount” has the meaning specified therefor in Section 2.4(e)(i).
“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Loan Party’s rights corresponding thereto throughout the world.
“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement executed and delivered by a Loan Party in favor of Lender, in form and substance acceptable to Lender.
“Patriot Act” has the meaning specified therefor in Section 5.18 of Exhibit D to this Agreement.
“Payment in Full” or “Paid in Full” and any derivation thereof means the repayment in full in cash or immediately available funds of all of the Obligations, including all Lender Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements, but excluding (a) unasserted contingent indemnification Obligations, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, Obligations in respect of Letters of Credit which Lender, in its sole discretion, has permitted to remain in existence upon Borrowers’ provision of Letter of Credit Collateralization in respect thereof, and (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), Bank Product Obligations which Lender, in its sole discretion, has permitted to remain in existence upon Borrowers’ provision of Bank Product Collateralization in respect thereof.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective

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date of the Pension Act, Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.
“Permitted Discretion” means a determination made in the exercise of the good faith judgment of Lender.
“Permitted Dispositions” means:
(a)    (i) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business and (ii) sales or other dispositions of Equipment in the ordinary course of business so long as the aggregate value of such sales or dispositions in any fiscal year does not exceed $250,000, such Equipment is replaced with Equipment of equal or greater value, and Lender’s Lien with respect to any such replacement Equipment is of the same or better priority when compared to Lender’s Lien with respect to the Equipment sold or disposed of;
(b)    sales of Inventory to buyers in the ordinary course of business;
(c)    the granting of Permitted Liens;
(d)    the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to this Agreement;
(e)    the making of a Permitted Investment;
(f)    sales of Accounts to third party financing entities under OTA Agreements in the ordinary course of business;
(g)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents;
(h)     the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(i)    the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business;
(j)    the lapse of registered patents, trademarks and other intellectual property of any Loan Party or its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lender;
(k)    with the prior written consent of Lender (which consent may be withheld by Lender in its sole discretion and, if so consented by Lender, which consent may be granted subject to such conditions or other requirements as Lender may determine in its sole discretion), sale-leaseback transactions of Real Property among Loan Parties; and
(l)    dispositions of assets (other than Accounts, Inventory, intellectual property, licenses, Stock of Subsidiaries of any Loan Party, or Material Contracts) not otherwise permitted in clauses (a) through (k) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions in each fiscal year (including the proposed disposition) would not exceed $250,000.
“Permitted Indebtedness” means:
(a)    Indebtedness evidenced by this Agreement or the other Loan Documents;
(b)    Indebtedness set forth on Schedule 5.19 to the Information Certificate and any Refinancing Indebtedness in respect of such Indebtedness;

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(c)    Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;
(d)    endorsement of instruments or other payment items for deposit;
(e)    the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or its Subsidiaries’ operations and not for speculative purposes;
(f)    Indebtedness incurred in respect of Bank Products other than pursuant to Hedge Agreements;
(g)    the Sentry Financial Subordinated Debt;
(h)    so long as such OTA Financing Debt is secured only by Excluded OTA Assets, OTA Financing Debt arising under (i) OTA Financing Agreements existing as of the Closing Date or (ii) OTA Financing Agreements executed by a Borrower after the Closing Date with Lender’s prior written consent (such consent not to be unreasonably withheld or delayed);
(i)    guarantees granted by Orion with respect to any OTA Financing Debt, so long as such guarantee is unsecured;
(j)    Indebtedness constituting Permitted Investments;
(k)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;
(l)    Indebtedness arising from Permitted Intercompany Advances; and
(m)    other unsecured Indebtedness incurred by the Loan Parties in an aggregate outstanding amount not to exceed $250,000.
“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party or (b) a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party.
“Permitted Investments” means:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)    advances (including for costs, expenses and fees) made in connection with purchases of Goods or services in the ordinary course of business;
(d)    Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;
(e)    Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (g) of the definition of Permitted Indebtedness;
(f)    Investments in the form of capital contributions and the acquisition of Stock made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Stock of Parent);
(g)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

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(h)    Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;
(i)    deposits of cash made in the ordinary course of business to secure performance of operating leases;
(j)    guarantees permitted under the definition of Permitted Indebtedness;
(k)     Permitted Intercompany Advances; and
(l)    so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $250,000 during the term of the Agreement.
“Permitted Liens” means:
(a)    Liens granted to, or for the benefit of, Lender and/or the Bank Product Providers to secure the Obligations;
(b)    Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Lender’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;
(c)    Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;
(d)    the interests of lessors under operating leases and non-exclusive licensors under license agreements;
(e)    purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;
(f)    Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;
(g)    with respect to any Real Property, easements, rights of way and zoning restrictions that do not materially interfere with or impair the use or operation thereof;
(h)    Liens on Excluded OTA Assets to secure the OTA Financing Debt related to such Excluded OTA Assets;
(i)    Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;
(j)    Liens on amounts deposited to secure Loan Parties’ and their Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance;
(k)    Liens on amounts deposited to secure Loan Parties’ and their Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;
(l)    Liens on amounts deposited to secure Loan Parties’ and their Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business;

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(m)    with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;
(n)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(o)     rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(p)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; and
(q)    other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby or the aggregate value of the assets subject to such Lien does not exceed $10,000.
“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.
“Permitted Protest” means the right of any Borrower or any other Loan Party or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on books and records of such Borrower, such other Loan Party or such Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower, Loan Party or Subsidiary, as applicable, in good faith, and (c) Lender is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $500,000.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Pledged Companies” means each Person listed on Schedule 5.26(e) to the Information Certificate as a “Pledged Borrower”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by Borrower after the Closing Date.
“Pledged Interests” means all of Borrower’s right, title and interest in and to all of the Stock now owned or hereafter acquired by Borrower (subject to Section 3.1 of this Agreement related to CFCs), regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
“Pledged Interests Addendum” means a Pledged Interests Addendum in form and substance acceptable to Lender.
“Pledged Operating Agreements” means all of Borrower’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

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“Pledged Partnership Agreements” means all of Borrower’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.
“Prime Rate” means at any time the rate of interest most recently announced by Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference to it, and is evidenced by its recording in such internal publication or publications as Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by Lender.
“Proceeds” has the meaning specified therefor in the definition of “Collateral” set forth in Schedule 1.1.
“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).
“Projections” means each Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, (c) Availability projections, and (d) cash flow statements, all prepared on a basis consistent with such Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Protective Advance” has the meaning specified therefor in Section 2.3(d).
“PTO” means the United States Patent and Trademark Office.
“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by a Loan Party and the improvements thereto.
“Real Property Collateral” means any Real Property identified on Schedule R-1 and any Real Property hereafter acquired by any Loan Party.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
(a)    such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)    such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Lender,
(c)    if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

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(d)    the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reserves” means, as of any date of determination, the sum of (a) an amount or percent of a specified item or category of items that Lender establishes from time to time in its Permitted Discretion to reduce Availability under the Borrowing Base or the Maximum Revolver Amount to reflect (i) such matters, events, conditions, contingencies or risks which affect or which may reasonably be expected to affect the assets, business or prospects of Borrowers, any Borrower, any other Loan Party or the Collateral or its value or the enforceability, perfection or priority of Lender’s Liens in the Collateral, or (ii) Lender’s judgment that any collateral report or financial information relating to Borrowers, any Borrower or any other Loan Party delivered to Lender is incomplete, inaccurate or misleading in any material respect, plus (b) an amount that Lender establishes from time to time in its Permitted Discretion to reduce Availability under the Borrowing Base or the Maximum Revolver Amount to protect the Collateral and Lender’s interests from the effect of wage liens under and Wisconsin statutes or otherwise, plus (c) the Excess Availability Reserve, the Dilution Reserve and the Bank Product Reserve Amount.
“Responsible Officer” means the Chief Executive Officer, President, any Vice President, Chief Financial Officer and controller of a Person.
“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by any Loan Party, and (b) any purchase, redemption, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Stock issued by any Loan Party.
“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.
“Revolving Credit Facility” means the revolving line of credit facility described in Section 2.1 pursuant to which Lender provides Advances to Borrowers and issues Letters of Credit for the account of Borrowers.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
“S&P” has the meaning specified therefor in the definition of Cash Equivalents.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Securities Account” means a securities account (as that term is defined in the Code).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Security Interest” has the meaning specified therefor in Section 3.1.
“Sentry Financial” means Sentry Financial Capital Corporation.

Schedule 1.1

US.55515997.06

“Sentry Financial Subordinated Debt” means the Subordinated Obligations (as such term is defined in the Sentry Financial Subordination Agreement).
“Sentry Financial Subordinated Loan Documents” means the Sentry Financial Subordinated Note and the other Subordinated Loan Documents (as such term is defined in the Sentry Financial Subordination Agreement).
“Sentry Financial Subordinated Note” means that certain Nonnegotiable Subordinated Promissory Note dated July 1, 2013 executed by Orion and made payable to Sentry Financial in the original principal amount of $3,000,000, as amended by that certain Note Modification Agreement dated as of August 30, 2013 and that certain Second Note Modification Agreement dated as of October 1, 2013.
“Sentry Financial Subordination Agreement” means the Subordination Agreement of even date herewith between Sentry Financial and Lender.
“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Standard Letter of Credit Practice” means, for Lender, any domestic or foreign law or letter of credit practices applicable in the city in which Lender issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP 600, as chosen in the applicable Letter of Credit.
“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Subordinated Creditors” means, collectively, Sentry Financial and each Person now or in the future subordinating Indebtedness or any other obligations of any Loan Party held by that Person to the payment of the Obligations, and each is a “Subordinated Creditor”.
“Subordinated Debt” means the Sentry Financial Subordinated Debt and all other Indebtedness owed by any Loan Party that has been subordinated to the Obligations pursuant to a Subordination Agreement.
“Subordination Agreement” means each subordination agreement now or hereafter executed by one or more Subordinated Creditors in favor of Lender in form and content acceptable to Lender in its sole discretion, including the Sentry Financial Subordination Agreement.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
“Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.
“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude any tax

Schedule 1.1

US.55515997.06

imposed on the net income or net profits of Lender (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof in which Lender is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which Lender’s principal office is located in each case as a result of a present or former connection between Lender and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).
“Termination Date” has the meaning specified therefor in Section 2.9.
“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith, and (vi) all of each Loan Party’s rights corresponding thereto throughout the world.
“UCP 600” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“United States” means the United States of America.
“Unused Amount” has the meaning specified therefor in Schedule 2.12 of this Agreement.
“URL” means “uniform resource locator,” an internet web address.
“Value” means, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided that for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the value of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender, if any.
“Voidable Transfer” has the meaning specified therefor in Section 17.7.
“Wisconsin Mortgage” means, collectively, the Combined Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing covering the Real Property owned by Great Lakes with a street address of 2210 Woodland Drive, Manitowoc, WI, as legally described on Schedule 5.26(a) to the Information Certificate and Schedule R-1.
b.Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if any Borrower notifies Lender that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) (an “Accounting Change”) occurring after the Closing Date, or in the application thereof (or if Lender notifies any Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Lender and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lender and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. Whenever used herein, the term “financial statements” shall include the footnotes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.
c.Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein. The meaning of any term defined herein by reference to the Code will not be limited

Schedule 1.1

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by reason of any limitation set forth on the scope of the Code, whether under Section 9-109 of the Code, by reason of federal preemption or otherwise.
d.Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. References herein to any statute or any provision thereof include such statute or provision (and all rules, regulations and interpretations thereunder) as amended, revised, re-enacted, and /or consolidated from time to time and any successor statute thereto.
e.Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Schedule 1.1

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Schedule 2.12
TO CREDIT AND SECURITY AGREEMENT
Borrowers shall pay to Lender each of the following fees:

Schedule 2.12

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On the Closing Date: Origination Fee. A one-time origination fee of $150,000, which shall be fully earned and payable upon the execution of this Agreement.
Monthly:
(a) Unused Fee. An unused line fee of one quarter of one percent (0.25%) per annum of the daily average of the Maximum Revolver Amount reduced by outstanding Advances and Letter of Credit Usage and the Excess Availability Reserve (the “Unused Amount”), from the date of this Agreement to and including the Termination Date, which unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.
(b) Monthly Monitoring Fee. A collateral monitoring fee of $1,000 per month, due and payable monthly in arrears on the first day of the month and on the Termination Date.
(c) Cash Management and Other Service Fees. Service fees to Lender for Cash Management Services provided pursuant to the Cash Management Documents, Bank Product Agreements or any other agreement entered into by the parties, including Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise) in the amount prescribed in Lender’s current service fee schedule.
(d) Letter of Credit Fees. A Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.13(e)) which shall accrue at a rate equal to 3.00% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit, payable in arrears on the first day of each month and on the Termination Date and continuing until all undrawn Letters of Credit have expired or been returned for cancellation. All fees upon the occurrence of any other activity with respect to any Letter of Credit (including, without limitation, the issuance, transfer, amendment, extension or cancellation of any Letter of Credit and honoring of draws under any Letter of Credit) determined in accordance with Lender’s standard fees and charges then in effect for such activity.
(e) Minimum Interest Charge. Notwithstanding the other terms of Section 2 to the contrary, at least $130,000 of interest (the “Minimum Interest Charge”) each year or portion of a year following the initial Advance during the term of this Agreement (each, a “Measurement Period”), and Borrowers shall pay any deficiency between the quarterly allocation of the Minimum Interest Charge and the amount of interest otherwise payable, which such deficiency shall be paid on the first day of each fiscal quarter of Borrowers and on the Termination Date and continuing until Payment in Full. When calculating this deficiency, the default rate set forth in Section 2.6(b), if applicable, shall be disregarded. The foregoing quarterly payments of additional interest shall in no event result in Borrowers’ payment of an aggregate amount of interest in excess of that which would have been due in respect of any Measurement Period if the foregoing deficiency calculation had been made as of the end of such Measurement Period instead of on an interim, quarterly basis.

Upon demand by Lender or as otherwise specified in this Agreement:
(a) Collateral Exam Fees, Costs and Expenses. Lender’s fees, costs and expenses in connection with any collateral exams or inspections conducted by or on behalf of Lender at the current rates established from time to time by Lender as its fee for collateral exams or inspections (which fees are currently $1,000 per day per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any collateral exam or inspection; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall be obligated to reimburse Lender for fees, costs and expenses related to not more than three such collateral exams and inspections per fiscal year and in addition, Borrowers shall be obligated to reimburse Lender for all fees, costs and expenses related to any collateral exams, audits or inspections obtained prior to the Closing Date. Applicable fees related to electronic collateral reporting will also be charged.
(b) Appraisal Fees, Costs and Expenses. Lender’s fees, costs and expenses (including any fees, costs and expenses incurred by any appraiser) in connection with any appraisal of all or any part of the Collateral conducted at the request of Lender; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall be obligated to reimburse Lender for fees, costs and expenses related to not more than (i) one appraisal of Borrowers’ Inventory during each fiscal year, (ii) one appraisal of Borrowers’ Equipment during each fiscal year and (iii) one appraisal of Borrowers’ Real Property Collateral during each fiscal year and in addition, Borrowers shall be obligated to reimburse Lender for all fees, costs and expenses related to appraisals obtained prior to the Closing.
(c) Termination and Reduction Fees. If (i) Lender terminates the Revolving Credit Facility after the occurrence of an Event of Default, or (ii) Borrower terminates the Revolving Credit Facility on a date prior to the Maturity Date, or (iii) Borrowers reduce the Maximum Revolver Amount or if Borrowers and Lender agree to reduce the Maximum Revolver Amount, then Borrowers shall pay Lender as liquidated damages (and not as a penalty) a termination or reduction fee, as the case may be, in an amount equal to a percentage of the Maximum Revolver Amount in the case of a termination of the Revolving Credit Facility, and a percentage of the amount of the Maximum Revolver Amount in the case of a reduction of the Revolving Credit Facility, as the case may be, calculated as follows: (A)  2.00% if the termination or reduction occurs on or before the first anniversary of the Closing Date; and (B) 1.00% if the termination or reduction occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date; and (C) 0.00% if the termination or reduction occurs after the second anniversary of the Closing Date. If, with the consent of Lender (which consent may be withheld by Lender in its sole discretion), the Revolving Credit Facility is transferred to or refinanced with another Subsidiary or operating division of Lender, such transfer or refinance shall not be deemed a termination or reduction resulting in the payment of termination or reduction fees provided that Borrowers agree, at the time of transfer, to the payment of comparable fees in an amount not less than that set forth in this Agreement in the event that any credit facilities extended after such transfer are thereafter terminated early, reduced or prepaid.

Schedule 2.12

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Schedule 6.1
TO CREDIT AND SECURITY AGREEMENT
Deliver to Lender, each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Lender:

as soon as available, but in any event within 25 days after the end of each month:
(a) an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow, and statement of shareholder’s or owner’s equity with respect to the Borrowers and their respective Subsidiaries during such period and compared to the prior period, prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, together with a corresponding discussion and analysis of results from management; and
(b) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement.

as soon as available, but in any event within 120 days after the end of each fiscal year:
(a) consolidated and consolidating financial statements of Borrowers and their respective Subsidiaries for such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender, prepared in accordance with GAAP, and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, (ii) qualification or exception as to the scope of such audit (other than references regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor or similar standard under GAAP), or (iii) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity and, if prepared, such accountants’ letter to management); and
(b) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement.

as soon as available, but in any event within 30 days before the start of each fiscal year of Borrowers:
(a) copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender for the forthcoming fiscal year, on a monthly basis, certified by the chief financial officer of each Borrower as being such officer’s good faith estimate of the financial performance of Borrowers and their respective Subsidiaries during the period covered thereby.

if and when filed or distributed by any Borrower or any other Loan Party:
(a) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports;
(b) any other filings made by any Borrower or any other Loan Party with the SEC; and
(c) any other information that is provided by a Borrower or any Loan Party to its owners, members or shareholders generally.

Schedule 6.1

US.55515997.06

Schedule 6.2
TO CREDIT AND SECURITY AGREEMENT
Provide Lender with each of the documents and information set forth below at the following times in form and substance satisfactory to Lender:

Monthly (no later than 10 days after month end) or more frequently if Lender requests:
(a) a Borrowing Base Certificate;
(b) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records;
(c) a monthly Account roll-forward, in a format acceptable to Lender in its discretion;
(d) a detailed aging of each Borrower’s Accounts, together with a reconciliation to the monthly Account roll-forward and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting);
(e) a detailed calculation of those Accounts that are not eligible for the Borrowing Base;
(f) a detailed Inventory system/perpetual reporting, specifying the cost of each Borrower’s and its Subsidiaries’ Inventory, by location and by category (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting);
(g) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base;
(h) a summary aging, by vendor, of each Borrower’s and its Subsidiaries’ accounts payable (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting); and
(i) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to each Borrower’s and its Subsidiaries’ Accounts

Monthly (no later than 30 days after month end) or more frequently if Lender requests:
(a) a reconciliation of Accounts aging, trade accounts payable aging, and Inventory perpetual of each Borrower to the general ledger and the monthly financial statements, including any book reserves related to each category.

Annually, or more frequently, if requested by Lender:	(a) a detailed list of each Borrower’s and its Subsidiaries’ customers, with address and contact information.
Upon request by Lender:
(a) copies of purchase orders and invoices for Inventory and Equipment acquired by each Borrower or its Subsidiaries;
(b) copies of invoices together with corresponding shipping and delivery documents and credit memos together with corresponding supporting shipping and delivery documentation with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Lender from time to time
(c) such other reports and information as Lender may reasonably request.

Schedule 6.2

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EXHIBIT A

TO CREDIT AND SECURITY AGREEMENT
FORM OF COMPLIANCE CERTIFICATE

[on Borrowers’ letterhead]

To:    Wells Fargo Bank, National Association
MAC N9314-080
730 2nd Ave. S., 8th Floor
Minneapolis, MN 55402
Attn: Thomas Hedberg
Fax No.: (855) 376-8121
Email: Thomas.G.Hedberg@wellsfargo.com

Re:    Compliance Certificate dated [            ]
Ladies and Gentlemen:
Reference is made to that certain CREDIT AND SECURITY AGREEMENT ( as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of February [_______], 2015, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, (“Lender”), ORION ENERGY SYSTEMS, INC., GREAT LAKES ENERGY TECHNOLOGIES, LLC, ORION ASSET MANAGEMENT, LLC, CLEAN ENERGY SOLUTIONS, LLC (collectively, “Borrowers”), ORION TECHNOLOGY VENTURES, LLC, ORION OPERATIONS, LLC, ORION SHARED SERVICES, LLC, ORION AVIATION, LLC and ORION LED CANADA INC. (collectively, “Guarantors”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.
Pursuant to Schedule 6.1 of the Credit Agreement, the undersigned officers of Borrowers hereby certify that:
1.    Attached is the financial information of each Borrower and its Subsidiaries which is required to be furnished to Lender pursuant to Section 6.1 of the Credit Agreement for the period ended ____________, ____ (the “Reporting Date”). Such financial information has been prepared in accordance with GAAP [(except for year-end adjustments and the lack of footnotes)], and fairly presents in all material respects the financial condition of each Borrower and its Subsidiaries.
2.    Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrowers and their respective Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 6.1 of the Credit Agreement.
3.    Such review has not disclosed the existence on and as of the date hereof, and none of the undersigned has knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default.
4.    The representations and warranties of each Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).
5.    As of the Reporting Date, each Borrower and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 and Section 8 of the Credit Agreement as demonstrated on Schedule 1 hereof.
[6.    There have been no changes in the existence and status of the Patents and Trademarks described in that certain Patent and Trademark Security Agreement dated as of February 6, 2015 (as amended to date), except as described on Schedule 2 hereof.]
7.    Since the date of the last Compliance Certificate, no Loan Party has become party to a contract or contracts with the United States of America, any State or or any department, agency, or instrumentality thereof, except as described below (including parties, contract number, contract date and aggregate consideration payable under such contract):

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [_____] day of [_______________], [________].

Exhibit A
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ORION ENERGY SYSTEMS, INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer and Treasurer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION ASSET MANAGEMENT, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

CLEAN ENERGY SOLUTIONS, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

Exhibit A
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SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Financial Covenants

I further certify that (Please check and complete each of the following):

[To be completed only with respect to Reporting Dates related to fiscal year ends, until the Financial Covenant Change Conditions satisfied:]

1.Financial Covenant Change Conditions. Borrowers
have satisfied
have not satisfied each of the Financial Covenant Change Conditions ending on the Reporting Date.

2.Minimum Excess Availability. Borrowers’ Excess Availability as of the Reporting Date is $______________, and Borrowers’ lowest Excess Availability at any time during the period from the last reporting date through the Reporting Date was $______________, which satisfies
does not satisfy the requirement set forth in Section 8.2 of the Credit Agreement that the Excess Availability of Borrowers be not less than $5,000,000 at all times.

[To be completed with respect to Reporting Dates following satisfaction of the Financial Covenant Change Conditions:]

1.Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, measured on a trailing twelve-month basis for the period ending on the Reporting Date is ___:1.0, which satisfies
does not satisfy the requirement set forth in Section 8.2 of the Credit Agreement that the Fixed Charge Coverage Ratio be not less than 1.10 to 1.00 as required during the trailing twelve-month period ending on the Reporting Date. Attached to this Schedule 1 are calculations supporting the foregoing calculation with respect to the Fixed Charge Coverage Ratio.

Schedule 1 to Compliance Certificate
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Borrowers’ Calculation of Fixed Charge Coverage Ratio as of the Reporting Date

Exhibit A
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EXHIBIT B
TO CREDIT AND SECURITY AGREEMENT
CONDITIONS PRECEDENT

The obligation of Lender to make its initial extension of credit provided for in this Agreement is subject to the fulfilment, to the satisfaction of Lender, of each of the following conditions precedent:
(a)    the Closing Date shall occur on or before February ____, 2015.
(b)    Lender shall have received a letter duly executed by each Borrower and each other Loan Party authorizing Lender to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests to be created by the Loan Documents.
(c)    Lender shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender’s Liens in and to the Collateral, and Lender shall have received searches reflecting the filing of all such financing statements.
(d)    Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:
(i)    this Agreement and the other Loan Documents (including the Wisconsin Mortgage);
(ii)    the Cash Management Documents,
(iii)    the Control Agreements,
(iv)    a disbursement letter executed and delivered by each Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender,
(v)    either (A) evidence, in form and substance satisfactory to Lender, reflecting that all of the obligations of the Loan Parties and their respective Subsidiaries owing to Hometown Bank have been repaid in full, together with executed releases, satisfactions and termination statements and other documentation evidencing the termination by Hometown Bank of its Liens in and to the properties and assets of the Loan Parties and their Subsidiaries (including a release of that certain Mortgage dated May 27, 2004 recorded on June 17, 2004 as Document No. 969544, recorded in Vol. 1995, Page 252 in the office of the Register of Deeds of Manitowoc County, Wisconsin and a release of that certain Mortgage dated June 3, 2005 recorded on June 10, 2005 as Document No. 989205, recorded in Vol. 2087, Page 6 in the office of the Register of Deeds of Manitowoc County, Wisconsin, in each case duly executed by Hometown Bank), or (B) from a letter, in form and substance satisfactory to Lender, from Hometown Bank to Lender and the Loan Parties with respect to the amount necessary to repay in full all of the obligations of the Loan Parties and their respective Subsidiaries owing to Hometown Bank and obtain a release of all of the Liens existing in favor of Hometown Bank in and to the assets of Loan Parties and their Subsidiaries, together with termination statements, releases of insurance assignments and other documentation evidencing the termination by Hometown Bank of its Liens in and to the properties and assets of the Loan Parties and their Subsidiaries; and
(vi)     the Sentry Financial Subordination Agreement, duly executed and delivered by Sentry Financial, together with copies of the Sentry Financial Subordinated Loan Documents and all other agreements, notes and other documents or instruments related to the Indebtedness subordinated thereby and such amendments thereto as Lender shall require.
(e)    Lender shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.
(f)    Lender shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified as true, correct and complete by the Secretary or similar officer of such Loan Party.

Exhibit B

US.55515997.06

(g)    Lender shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that such Loan Party is in good standing or the equivalent in such jurisdiction.
(h)    Except as permitted by Section 4.3, Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing or the equivalent in such jurisdictions.
(i)    Lender shall have received copies of the policies of insurance and certificates of insurance, together with the endorsements thereto, as are required by Section 6.6, including copies of all policies of insurance covering foreign receivables and assignments of or endorsements thereto, the form and substance of which shall be satisfactory to Lender.
(j)    Borrowers shall have Excess Availability of at least $9,000,000 after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents and the making of the payments permitted to be made by Borrowers on the Closing Date under Section 7.13.
(k)    Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral examination and review of each Borrower’s and its Subsidiaries’ Books and verification of each Loan Party’s representations and warranties to Lender, the results of which must be satisfactory to Lender, (ii) an inspection of each of the locations where the Inventory of each Loan Party and its Subsidiaries is located, the results of which must be satisfactory to Lender, (iii) a review of each Borrower’s and its Subsidiaries’ material contracts, including customer and supply contracts and lease agreements, the results of which must be satisfactory to Lender, (iv) an appraisal of the Equipment of each Borrower and its subsidiaries, the results of which must be satisfactory to Lender, and (v) an appraisal of the Net Liquidation Percentage applicable to the Inventory of each Borrower and its Subsidiaries, the results of which must be satisfactory to Lender.
(l)    Lender shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Loan Party, and (ii) OFAC/PEP searches and customary individual background searches for each Loan Party’s senior management and key principals, and each other Loan Party, the results of which shall be satisfactory to Lender.
(m)    Lender shall have received a set of financial statements and Projections of Borrowers in form and substance (including as to scope and underlying assumptions) satisfactory to Lender and Borrowers shall certify to Lender that there have been no material deviations by Borrowers from or with respect to the Projections of Borrowers delivered to Lender with respect to the fiscal year ending March 31, 2016, together with all information regarding historical and future anticipated expenses related to environmental matters as Borrowers have prepared (both in connection with negotiation of any settlement of litigation or otherwise) and such other financial information as Lender may request.
(n)    Borrowers shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement, to the extent invoiced or payment therefor has been requested prior to the Closing Date.
(o)    Each Loan Party and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Loan Party or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby.
(p)    All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.
(q)    Lender shall have received final credit approval for the Revolving Credit Facility and the transactions described in this Agreement.

Exhibit B

US.55515997.06

EXHIBIT C
TO CREDIT AND SECURITY AGREEMENT
CONDITIONS SUBSEQUENT
1.No later than 30 days after the Closing Date, Borrowers will deliver to Lender a certificate of status with respect to Orion, dated as of a recent date and issued by the appropriate officer of the State of Tennessee, which certificate will indicate that Orion is in good standing or the equivalent in the State of Tennessee as a foreign corporation.
2.No later than February 19, 2015, Borrowers will deliver to Lender evidence, in form and substance satisfactory to Lender, reflecting that all of the obligations of the Loan Parties and their respective Subsidiaries owing to the U.S. Small Business Administration have been repaid in full, together with executed releases, satisfactions and termination statements and other documentation evidencing the termination by the U.S. Small Business Administration of its Liens in and to the properties and assets of the Loan Parties and their Subsidiaries (including a release of that certain Mortgage dated September 1, 2004 recorded on September 9, 2004 as Document No. 97451, recorded in Vol. 2018, Page 25 in the office of the Register of Deeds of Manitowoc County, Wisconsin, assigned by an Assignment of Mortgage dated September 1, 2004 to the U.S. Small Business Administration, which assignment was recorded on September 9, 2004 as Document No. 974542 in Vol. 2018, Page 30).
3.No later than 30 days after the Closing Date, Borrowers will deliver to Lender evidence, in form and substance reasonably satisfactory to Lender, that (a) Herman Miller Capital has been removed as a loss payee from all insurance policies maintained by Borrowers and (b) all loss payee designations of First Business Equipment Finance on property insurance policies maintained by Borrowers has been limited to equipment specifically financed by First Business Equipment Finance.
4.No later than March 31, 2015, Borrowers will deliver to Lender written evidence, in form and substance reasonably satisfactory to Lender, that establishes that the brokerage account maintained by Borrowers with E-Trade Clearing has been closed.
5.No later than 90 days after the Closing Date, Borrowers will deliver to Lender written evidence, in form and substance reasonably satisfactory to Lender, that establishes that the Deposit Account maintained by Orion at BB&T has been closed.
6.No later than 90 days after the Closing Date, Borrowers will deliver to Lender either (a) written evidence, in form and substance reasonably satisfactory to Lender, that establishes that the Deposit Account maintained by Orion at First Business Bank has been closed or (b) a Control Agreement in form and substance reasonably satisfactory to Lender with respect to such Deposit Account, duly executed by First Business Bank and Orion.

US.55515997.06

EXHIBIT D
TO CREDIT AND SECURITY AGREEMENT
REPRESENTATIONS AND WARRANTIES
5.1    Due Organization and Qualification; Subsidiaries.
(a)    Each Loan Party and each Subsidiary of each Loan Party (i) is duly organized and existing and in good standing or the equivalent under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)    Set forth on Schedule 5.1(b) to the Information Certificate is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.1(b) to the Information Certificate, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.
(c)    Set forth on Schedule 5.1(c) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.
(d)    Except as set forth on Schedule 5.1(c) to the Information Certificate, there are no subscriptions, options, warrants, or calls relating to any shares of any capital stock or any Loan Party or of any of its Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Loan Party’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.
5.2    Due Authorization; No Conflict.
(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(b)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
5.3    Governmental and Other Consents. No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (a) for the grant of a Lien by such Loan Party in and to the Collateral pursuant to this Agreement or the other Loan Documents or for the execution, delivery, or performance of this Agreement by such Loan Party, or (b) for the exercise by Lender of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally. Except as set forth on Section 5.3 to the Information Certificate, no Intellectual Property License of any Loan

Exhibit D

US.55515997.06

Party that is necessary to the conduct of such Loan Party’s business requires any consent of any other Person in order for such Loan Party to grant the security interest granted hereunder in such Loan Party’s right, title or interest in or to such Intellectual Property License.
5.4    Binding Obligations. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
5.5    Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 6.1 and most recent collateral reports delivered pursuant to Section 6.2, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.
5.6    Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.
(a)    The exact legal name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 5.6(a) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
(b)    The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 5.6(b) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
(c)    The tax identification number and organizational identification number, if any, of each Loan Party and each of its Subsidiaries are identified on Schedule 5.6(c) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
(d)    As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any Commercial Tort Claims that exceed $150,000 in amount, except as set forth on Schedule 5.6(d) to the Information Certificate.
5.7    Litigation.
(a)    There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.
(b)    Schedule 5.7(b) to the Information Certificate sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings in excess of, or that could reasonably be expected to result in liabilities in excess of, $150,000 that, as of the Closing Date, is pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries, including (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of any Loan Party or any Subsidiary in connection with such actions, suits, or proceedings is covered by insurance.
5.8    Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
5.9    No Material Adverse Change. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all

Exhibit D

US.55515997.06

material respects, the consolidated financial condition of the Loan Parties and their Subsidiaries as of the date thereof and results of operations for the period then ended. Since the date of the most recent financial statement delivered to Lender, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries.
5.10    Fraudulent Transfer.
(a)    Each Loan Party is Solvent.
(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
5.11    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the IRC and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the IRC, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change.
(c)    No ERISA Event has occurred, and neither the Loan Parties nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the IRC) is 60% or higher and neither the Loan Parties nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    No Loan Party or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
5.12    Environmental Condition. Except as set forth on Schedule 5.12 to the Information Certificate, (a) to each Loan Party’s knowledge, no properties or assets of any Loan Party or any of its Subsidiaries have ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Loan Party’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
5.13    Intellectual Property. Each Loan Party and each of its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted.

Exhibit D

US.55515997.06

5.14    Leases. Each Loan Party and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which it is a party or under which it is operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or the applicable Subsidiary exists under any of them.
5.15    Deposit Accounts and Securities Accounts. Set forth on Schedule 5.15 to the Information Certificate (as updated pursuant to Section 6.12(j)(iv)) is a listing of all of the Deposit Accounts and Securities Accounts of each Loan Party and each of its Subsidiaries, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
5.16    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of a Loan Party or any of its Subsidiaries) furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of a Loan Party or any of its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections most recently delivered to Lender represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent, each Borrower’s good faith estimate, on the date such Projections are delivered, of the future performance of a Loan Party or any of its Subsidiaries for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Lender.
5.17    Material Contracts. Set forth on Schedule 5.17 to the Information Certificate (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and each of its Subsidiaries as of the most recent date on which Borrowers provided their Compliance Certificate pursuant to Section 6.1; provided, however, that Borrowers may amend Schedule 5.17 to the Information Certificate to add additional Material Contracts so long as such amendment occurs by written notice to Lender on the date that Borrowers provide a Compliance Certificate and so long as Borrowers have obtained Lender’s prior written consent to the execution of any Material Contract constituting a new OTA Financing Agreement. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or the applicable Subsidiary and, to Borrowers’ knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 7.7), and (c) is not in default due to the action or inaction of the applicable Loan Party or the applicable Subsidiary.
5.18    Patriot Act. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of its Subsidiaries or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.19    Indebtedness. Set forth on Schedule 5.19 to the Information Certificate is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
5.20    Payment of Taxes. Except as otherwise permitted under Section 6.5, all tax returns and reports of each Loan Party and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested

Exhibit D

US.55515997.06

by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
5.21    Margin Stock. No Loan Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.
5.22    Governmental Regulation. No Loan Party or any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party or any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
5.23    OFAC. No Loan Party or any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party or any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
5.24    Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against any Loan Party or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in a material liability, or (c) to the knowledge of Borrowers, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from any Loan Party or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
5.25    [Reserved].
5.26    Collateral.
(a)    Real Property. Schedule 5.26(a) to the Information Certificate sets forth all Real Property owned by any of the Loan Parties as of the Closing Date.
(b)    Intellectual Property. (i) As of the Closing Date, Schedule 5.26(b) to the Information Certificate provides a complete and correct list of: (A) all registered Copyrights owned by any Loan Party, all applications for registration of Copyrights owned by any Loan Party, and all other Copyrights owned by any Loan Party and material to the conduct of the business of any Loan Party; (B) all Intellectual Property Licenses entered into by any Loan Party pursuant to which (x) any Loan Party has provided any license or other rights in Intellectual Property owned or controlled by such Loan Party to any other Person or (y) any Person has granted to any Loan Party any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party; (C) all Patents owned by any Loan Party and all applications for Patents owned by any Loan Party; and (D) all registered Trademarks owned by any Loan Party, all applications for registration of Trademarks owned by any Loan Party, and all other Trademarks owned by any Loan Party and material to the conduct of the business of any Loan Party.
(ii)    all employees and contractors of each Loan Party who were involved in the creation or development of any Intellectual Property for such Loan Party that is necessary to the business of such Loan Party have signed agreements containing assignment of Intellectual Property rights to such Loan Party and obligations of confidentiality;

Exhibit D

US.55515997.06

(iii)    to each Loan Party’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Loan Party, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;
(iv)    to each Loan Party’s knowledge after reasonable inquiry, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Loan Party and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and
(v)    each Loan Party has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Loan Party that are necessary in the business of such Loan Party;
(c)    [Reserved.]
(d)    Valid Security Interest. This Agreement creates a valid security interest in the Collateral of each Loan Party, to the extent a security interest therein can be created under the Code, securing the payment of the Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Loan Party, as a debtor, and Lender for itself and as agent for the Bank Product Providers, as secured party, in the jurisdictions listed next to such Loan Party’s name on Schedule 5.6(a) to the Information Certificate. Upon the making of such filings, Lender shall have a first priority perfected security interest in the Collateral of each Loan Party to the extent such security interest can be perfected by the filing of a financing statement, subject to Permitted Liens. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent and Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 5.6(a) to the Information Certificate, all action necessary or desirable to protect and perfect the Security Interest in and to on each Loan Party’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Loan Party. All action by any Loan Party necessary to protect and perfect such security interest on each item of Collateral has been duly taken.
(e)    Pledged Interests. (i) Except for the Security Interest created hereby, each Loan Party is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5.26(e) to the Information Certificate as being owned by such Loan Party and, when acquired by such Loan Party, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Loan Party identified on Schedule 5.26(e) to the Information Certificate as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Loan Party has the right and requisite authority to pledge, the Investment Related Property pledged by such Loan Party to Lender as provided herein; (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Lender’s Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Lender (or its Lender or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Lender) endorsed in blank by the applicable Loan Party; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 5.6(a) to the Information Certificate for such Loan Party with respect to the Pledged Interests of such Loan Party that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Loan Party has delivered to and deposited with Lender all certificates representing the Pledged Interests owned by such Loan Party to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Lender) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Loan Party has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, Borrower hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Loan Party in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provided that such Pledged Interests are securities governed by Section 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
5.27    Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Lender, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s

Exhibit D

US.55515997.06

business, (b) owed to a Borrower, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Lender-discretionary criteria) set forth in the definition of Eligible Accounts.
5.28    Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in a Borrowing Base Certificate submitted to Lender, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Lender-discretionary criteria) set forth in the definition of Eligible Inventory.
5.29    Locations of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair or Inventory in transit in the ordinary course of business) of the Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 5.29 to the Information Certificate (as such Schedule may be updated pursuant to Section 6.14).
5.30    Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and of the Inventory of its Subsidiaries and the book value thereof.

Exhibit D

US.55515997.06

EXHIBIT E
TO CREDIT AND SECURITY AGREEMENT

INFORMATION CERTIFICATE
OF
ORION ENERGY SYSTEMS, INC., GREAT LAKES ENERGY TECHNOLOGIES, LLC, ORION ASSET MANAGEMENT, LLC, CLEAN ENERGY SOLUTIONS, LLC, ORION TECHNOLOGY VENTURES, LLC, ORION OPERATIONS, LLC, ORION SHARED SERVICES, LLC and ORION AVIATION, LLC
_________________________

Dated: February 6, 2015
Wells Fargo Bank, National Association
MAC N9314-080
730 2nd Ave. S., 8th Floor
Minneapolis, MN 55402
Attn: Thomas Hedberg
Fax No.: (855) 376-8121
Email: Thomas.G.Hedberg@wellsfargo.com

In connection with certain financing provided or to be provided by Wells Fargo Bank, National Association (“Lender”), each of the undersigned Loan Parties represents and warrants to Lender the following information about each Loan Party (capitalized terms not specifically defined shall have the meaning set forth in the Agreement):

1.
Attached as Schedule 5.1(b) is a complete and accurate description of (i) the authorized capital Stock of each Loan Party and each of its Subsidiaries, by class, and the number of shares issued and outstanding and the names of the owners thereof (including stockholders, members and partners) and their holdings, all as of the date of this Agreement, (ii) all subscriptions, options, warrants or calls relating to any shares of Stock of each Loan Party and each of its Subsidiaries, including any right of conversion or exchange; (iii) each stockholders’ agreement, restrictive agreement, voting agreement or similar agreement relating to any such capital Stock; and (iv) an organization chart of each Loan Party and all Subsidiaries.

2.	Each Loan Party is affiliated with, or has ownership in, the entities (including Subsidiaries) set forth on Schedule 5.1(c).

3.	The Loan Parties use the following trade name(s) in the operation of their business (e.g. billing, advertising, etc.):
Orion Energy Systems; Clean Energy Solutions; Orion Asset Management

4.	Each of the Loan Parties is a registered organization of the following type:
Orion Energy Systems, Inc.: Wisconsin corporation
Great Lakes Energy Technologies, LLC: Wisconsin limited liability company
Orion Asset Management, LLC: Wisconsin limited liability company
Clean Energy Solutions, LLC: Wisconsin limited liability company
Orion Technology Ventures, LLC: Wisconsin limited liability company
Orion Operations, LLC: Wisconsin limited liability company
Orion Shared Services, LLC: Wisconsin limited liability company
Orion Aviation, LLC: Wisconsin limited liability company

5.
The exact legal name (within the meaning of Section 9-503 of the Code) of each Loan Party and each Subsidiary of each Loan Party as set forth in its respective certificate of incorporation, organization or formation, or other public organic document, as amended to date is set forth in Schedule 5.6(a).

Exhibit E

US.55515997.06

6.
Each Loan Party and each Subsidiary of each Loan Party is organized solely under the laws of the State set forth on Schedule 5.6(a). Each Loan Party and each Subsidiary of each Loan Party is in good standing under those laws and no Loan Party is organized in any other State.

7.	The chief executive office and mailing address of each Loan Party and each Subsidiary of each Loan Party is located at the address set forth on Schedule 5.6(b) hereto.

8.
The books and records of each Loan Party and each Subsidiary of each Loan Party pertaining to Accounts, contract rights, Inventory, and other assets are located at the addresses specified on Schedule 5.6(b).

9.	The identity and Federal Employer Identification Number of each Loan Party and each Subsidiary of each Loan Party and organizational identification number, if any, is set forth on Schedule 5.6(c).

10.	No Loan Party has any Commercial Tort Claims, except as set forth on Schedule 5.6(d).

11.
There are no judgments, actions, suits, proceedings or other litigation pending by or against or threatened by or against any Loan Party, any of its Subsidiaries and/or Affiliates or any of its officers or principals, except as set forth on Schedule 5.7(b).

12.	During the last five years, the name as set forth in each Loan Party’s organizational documentation filed of record with the applicable state authority has not been changed.

13.	During the last five years, the Loan Parties have made or entered into the following mergers or acquisitions:
Acquisition: On July 1, 2013, Orion Energy Systems, Inc. acquired all of the outstanding capital stock of Harris Manufacturing, Inc. and all of the outstanding membership interests of Harris LED, LLC, in each case pursuant to the Stock and Unit Purchase Agreement dated as of May 22, 2013 among Orion Energy Systems, Inc., each such acquired entity and the shareholders and members of each such acquired entity.
Merger: Effective December 31, 2014, Harris Manufacturing, Inc. was merged with and into Orion Energy Systems, Inc., pursuant to a Plan of Merger dated December 29, 2014, with Orion Energy Systems, Inc. the surviving corporation.
Merger: Effective December 31, 2014, Harris LED, LLC was merged with and into Orion Energy Systems, Inc., pursuant to a Plan of Merger dated December 29, 2014, with Orion Energy Systems, Inc. the surviving corporation.

14.
The assets of each Loan Party and of each Subsidiary of each Loan Party are owned and held free and clear of Liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule P-2 attached to the Credit Agreement.

15.	Each Loan Party and each Subsidiary of each Loan Party has been and remains in compliance with all environmental laws applicable to its business or operations except as set forth on Schedule 5.12.

16.
No Loan Party and no Subsidiary of any Loan Party has any Deposit Accounts, investment accounts, Securities Accounts or similar accounts with any bank, securities intermediary or other financial institution other than Lender, except as set forth on Schedule 5.15 for the purposes and of the types indicated therein.

17.	No Loan Party and no Subsidiary of any Loan Party is a party to or bound by a collective bargaining or similar agreement with any union, labor organization or other bargaining agent.

18.
Set forth on Schedule 5.17 is a reasonably detailed description of each Material Contract (including all OTA Financing Agreements) of each Loan Party and its Subsidiaries as of the date of the Agreement.

19.	Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of each Loan Party and its Subsidiaries outstanding immediately prior to the Closing Date.

20.
No Loan Party and no Subsidiary of any Loan Party has made any loans or advances to other Persons except as set forth on Schedule P-1 attached to the Credit Agreement, or guaranteed or otherwise become liable for the obligations of any others except as set forth on Schedule 5.19.

Exhibit E

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21.	No Loan Party has any Chattel Paper (whether tangible or electronic) or instruments as of the date hereof.

22.
No Loan Party owns or licenses any Trademarks, Patents, Copyrights or other Intellectual Property, and is not a party to any Intellectual Property License except as set forth on Schedule 5.26(b) (indicate type of Intellectual Property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor) and there are no restrictions in any Intellectual Property License that restrict the sale or other disposition of any Inventory, Equipment or other property of any Loan Party other than as set forth in Schedule 5.26(b).

23.	Schedule 5.26(a) sets forth all Real Property owned by each Loan Party.

24.	Schedule 5.26(e) sets forth all Pledged Interests owned by each Loan Party.

25.	The Inventory, Equipment and other goods of each Loan Party are located only at the locations set forth on Schedule 5.29.

26.
At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) of any Loan Party or any Subsidiary of any Loan Party.

27.
There are no consignment, bill and hold, sale or return, sale on approval or conditional sale arrangements with respect to any Inventory of Borrower or any other Loan Party or other goods except as set forth in Schedule 7.15.

28.	No Borrower and no other Loan Party has any Inventory stored with or in the possession of a bailee, warehouseman, processor or other third party except as set forth in Schedule 7.16.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E

US.55515997.06

Lender shall be entitled to rely upon the foregoing in all respects and the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of each Loan Party.

Very truly yours,

ORION ENERGY SYSTEMS, INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer and Treasurer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION ASSET MANAGEMENT, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

CLEAN ENERGY SOLUTIONS, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION TECHNOLOGY VENTURES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION OPERATIONS, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION SHARED SERVICES, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

Exhibit E

ORION AVIATION, LLC

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Manager

ORION LED CANADA INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer

Exhibit E

Schedule 5.1(b)

TO INFORMATION CERTIFICATE

Capitalization of Loan Parties
and Subsidiaries

Organization Chart

Loan Party	Authorized Shares/Issued Shares	Holder	Type of Rights/Stock (common/preferred/option/ class)	Number of Shares (after exercise of all rights to acquire shares)	Percent Interest (on a fully diluted basis)
Orion Energy Systems, Inc.	200,000,000 / 31,338,505	Widely held public company; see filings available on EDGAR	Common Stock	Widely held public company; see filings available on EDGAR	Widely held public company; see filings available on EDGAR
Great Lakes Energy Technologies, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion Asset Management, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Clean Energy Solutions, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion Technology Ventures, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion Operations, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion Shared Services, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion Aviation, LLC	N/A	Orion Energy Systems, Inc.	Uncertificated membership interests	N/A	100%
Orion LED Canada Inc.	1,000 / 1,000	Orion Energy Systems, Inc.	Common Stock	1,000	100%

(ii) all subscriptions, options, warrants or calls relating to any shares of Stock of each Loan Party and each of its Subsidiaries, including any right of conversion or exchange:

Orion Energy Systems, Inc. grants stock options and restricted stock awards under its 2003 Stock Option and 2004 Stock and Incentive Awards Plans (Plans). Under the terms of the Plans, the Company has reserved 13.5 million shares for issuance to key employees, consultants and directors. The options generally vest and become exercisable ratably between one month and five years although longer and shorter vesting periods have been used in certain circumstances. Exercisability of the options

Schedule 5.1(b)
US.55515997.06

granted to employees are generally contingent on the employees’ continued employment and non-vested options are subject to forfeiture if employment terminates for any reason. Options under the Plans have a maximum life of 10 years. In the past, the Company has granted both ISOs and NQSOs, although in July 2008, the Company adopted a policy of thereafter only granting NQSOs. In fiscal 2011, the Company converted all of its existing ISO awards to NQSO awards. No consideration was given to the employees for their voluntary conversion of ISO awards. Certain non-employee directors have elected to receive stock awards in lieu of cash compensation pursuant to elections made under the Company’s non-employee director compensation program. The Plans also provide to certain employees accelerated vesting in the event of certain changes of control of the Company as well as under other special circumstances.

In June 2012, the Compensation Committee of the Board of Directors approved the issuance of restricted shares under the Plans to key employees to provide an opportunity for such employees to earn long-term equity incentive awards. In May 2013, the Compensation Committee of the Board of Directors changed the Company's long-term equity incentive grant policy so that only restricted shares are issued to all employees under the Plans. The restricted shares are settled in Company stock when the restriction period ends. Compensation cost for restricted shares granted to employees is recognized ratably over the vesting term, which is between three to five years. Settlement of the shares is contingent on the employees’ continued employment and non-vested shares are subject to forfeiture if employment terminates for any reason. For the three months ended December 31, 2014, an aggregate of 22 thousand of restricted shares were granted valued at a price per share between $4.79 and $5.16, which was the closing market price as of each grant date. For the nine months ended December 31, 2014, an aggregate of 393 thousand of restricted shares were granted valued at a price per share between $4.20 and $7.23, which was the closing market price as of each grant date.

For the three and nine months ended December 31, 2013, the Company issued 7 thousand and 28 thousand shares under the Plans to certain non-employee directors who elected to receive stock awards in lieu of cash compensation. The shares were valued at $2.41 per share to $5.73 per share, the closing market price as of the issuance dates. For the three and nine months ended December 31, 2014, the Company issued 8 thousand and 22 thousand shares under the Plans to certain non-employee directors who elected to receive stock awards in lieu of cash compensation. The shares were valued at $4.20 per share to $5.23 per share, the closing market price as of the issuance dates.

As of December 31, 2014, compensation cost related to non-vested common stock-based compensation, excluding restricted share awards, amounted to $1.0 million over a remaining weighted average expected term of 5.8 years.

The Company has previously issued warrants in connection with various private placement stock offerings and services rendered. The warrants grant the holder the option to purchase common stock at specified prices for a specified period of time. No warrants were issued in fiscal 2014 or during the nine months ended December 31, 2014. During the nine months ended December 31, 2014, all warrants outstanding for a total of 38,980 shares were exercised at $2.25 per share, and as a result, none remain outstanding.

Additional details may be found in the Company’s filings with the Securities Exchange Commission.

(iii) each stockholders’ agreement, restrictive agreement, voting agreement or similar agreement relating to any such capital Stock: None.

Schedule 5.1(b)
US.55515997.06

(iv) an organization chart of each Loan Party and all Subsidiaries:

Orion Energy Systems, Inc.
f/k/a Orion Energy Systems, Ltd.
f/k/a Orion Lighting, Ltd.
Great Lakes Energy Technologies, LLC
(Manufacturing operations-OES-100% OES)
Orion Asset Management, LLC
f/k/a Energy Capital Partners, LLC
(OVPP – emissions – 100% OES)
Clean Energy Solutions, LLC
f/k/a Clean Energy Solutions, Ltd.
(Sales Tax Planning – 100% OES)
Orion LED Canada Inc.
Orion Technology Ventures, LLC
(Shelf Entity)
Orion Operations, LLC
f/k/a Energy Executives, LLC
f/k/a First Energy LLC
(Shelf Entity)
Orion Shared Services, LLC
f/k/a Orion Alabama, LLC
(Shelf Entity)
Orion Aviation, LLC
Embraer Aircraft
(Shelf Entity)

Schedule 5.1(b)
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Schedule 5.1(c)

TO INFORMATION CERTIFICATE

Subsidiaries; Affiliates; Investments

Part 1 - Subsidiaries (More than 50% owned by a Loan Party)

Name	Jurisdiction of Organization	Percentage Owned
Great Lakes Energy Technologies, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion Asset Management, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Clean Energy Solutions, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion Technology Ventures, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion Operations, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion Shared Services, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion Aviation, LLC	Wisconsin	100% - Orion Energy Systems, Inc.
Orion LED Canada Inc.	British Columbia	100% - Orion Energy Systems, Inc.

Part 2 - Affiliates (Less than 50% Owned by a Loan Party):

None.

Part 3 - Affiliates (Subject to common ownership with a Loan Party):

None.

Part 4 - Shareholders (If widely held, only holders with more than 10%)

See Schedule 5.1(b)

Schedule 5.1(c)
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5.5(a)

TO INFORMATION CERTIFICATE

Exact Legal Name

Orion Energy Systems, Inc.
Great Lakes Energy Technologies, LLC
Orion Asset Management, LLC
Clean Energy Solutions, LLC
Orion Technology Ventures, LLC
Orion Operations, LLC
Orion Shared Services, LLC
Orion Aviation, LLC
Orion LED Canada Inc.

Schedule 5.5(a)
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Schedule 5.6(a)

TO INFORMATION CERTIFICATE

Jurisdiction of Organization

Name	Jurisdiction of Organization
Orion Energy Systems, Inc.	Wisconsin
Great Lakes Energy Technologies, LLC	Wisconsin
Orion Asset Management, LLC	Wisconsin
Clean Energy Solutions, LLC	Wisconsin
Orion Technology Ventures, LLC	Wisconsin
Orion Operations, LLC	Wisconsin
Orion Shared Services, LLC	Wisconsin
Orion Aviation, LLC	Wisconsin
Orion LED Canada Inc.	British Columbia

Schedule 5.6(a)
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Schedule 5.6(b)

TO INFORMATION CERTIFICATE

Locations

Part 1 - Chief Executive Office

Orion Energy Systems, Inc.
Orion Asset Management, LLC
Clean Energy Solutions, LLC
Orion Technology Ventures, LLC
Orion Operations, LLC
Orion Shared Services, LLC
Orion Aviation, LLC
2210 Woodland Drive
Manitowoc, WI 54220

Great Lakes Energy Technologies, LLC
2001 Mirro Drive
Manitowoc, WI 54220

Orion LED Canada Inc.
Suite 2300, Bentall 5
550 Burrard Street
Vancouver, BC
V6C 2B5

Part 2 - Location of Books and Records

Orion Energy Systems, Inc.
Orion Asset Management, LLC
Clean Energy Solutions, LLC
Orion Technology Ventures, LLC
Orion Operations, LLC
Orion Shared Services, LLC
Orion Aviation, LLC
2210 Woodland Drive
Manitowoc, WI 54220

Great Lakes Energy Technologies, LLC
2001 Mirro Drive
Manitowoc, WI 54220

Orion LED Canada Inc.
Suite 2300, Bentall 5
550 Burrard Street
Vancouver, BC
V6C 2B5

Schedule 5.6(b)
US.55515997.06

Schedule 5.6(c)

TO INFORMATION CERTIFICATE

Federal Employer Identification Number
Organizational Identification Number

Name	Organizational Identification Number (US) / Incorporation Number (Can.)	Federal Employer Identification Number (US) / Business Number – Canadian Revenue Agency (Can.)
Orion Energy Systems, Inc.	O017617	31-1847269
Great Lakes Energy Technologies, LLC	G034942	72-1582713
Orion Asset Management, LLC	E036064	64-0954221
Clean Energy Solutions, LLC	C067373	39-2049228
Orion Technology Ventures, LLC	O026140	N/A
Orion Operations, LLC	F032710	N/A
Orion Shared Services, LLC	O025679	N/A
Orion Aviation, LLC	O025252	27-4028162
Orion LED Canada Inc.	BC1005116	80428 6243

Schedule 5.6(c)
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Schedule 5.6(d)

TO INFORMATION CERTIFICATE

Commercial Tort Claims

None.

Schedule 5.6(d)
US.55515997.06

Schedule 5.7(b)

TO INFORMATION CERTIFICATE

Judgments/ Pending Litigation

The Company is subject to various claims and legal proceedings arising in the ordinary course of business. As of the date hereof, the Company is unable to currently assess whether the final resolution of any of such claims or legal proceedings may have a material adverse effect on the Company. In addition to ordinary-course litigation, the Company is a party to the proceedings described below.

In August 2012, the Company received a subpoena issued by the SEC requesting certain documents and information generally related to the financial reporting of its sales of solar photovoltaic systems, among other matters. The Company continues to cooperate with the SEC regarding this non-public, fact-finding inquiry. The SEC has informed the Company that this inquiry should not be construed as an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity or security.

On March 27, 2014, the Company was named as a defendant in a civil lawsuit filed by Neal R. Verfuerth, the Company's former chief executive officer who was terminated for cause in November 2012, in the United States District Court for the Eastern District of Wisconsin (Green Bay Division). The plaintiff alleges, among other things, that the Company breached certain agreements entered into with the plaintiff, including the plaintiff’s employment agreement, and violated certain laws. The complaint seeks, among other relief, unspecified pecuniary and compensatory damages, fees and such other relief as the court may deem just and proper. On November 4, 2014, the court granted the Company's motion to dismiss six of the plaintiff's claims. On January 9, 2015, the plaintiff filed an amended complaint re-alleging claims that were dismissed by the Court, including, among other things, a retaliation claim and certain claims with respect to prior management agreements and certain intellectual property rights. On January 22, 2015, the Company filed a Motion to Dismiss and a Motion to strike certain of the claims made in the amended complaint. The Company believes that the remaining claims are meritless and that it has substantial legal and factual defenses to the claims and allegations remaining in the case. The Company intends to defend against the remaining claims vigorously. Based upon the current status of the lawsuit, the Company is currently unable to estimate any potential adverse impact on the Company from the plaintiff's remaining claims and the Company does not believe the lawsuit will have a material adverse impact on it future continuing results of operations.

On May 29, 2014, the Equal Employment Opportunity Commission (EEOC) filed a claim against the Company alleging certain violations of the Americans with Disabilities Act (ADA) with regard to an employee. In addition, on August 20, 2014, the EEOC filed a claim against the Company alleging certain violations of the ADA with respect to the Company’s wellness program. The Company does not believe these claims will have a material adverse impact on the Company’s future results of operations. The Company is currently negotiating a settlement with the Wisconsin Department of Revenue with respect to an assessment regarding the proper classification of our products for tax purposes under Wisconsin law. The issue under review is whether the installation of the Company’s lighting systems is considered a real property construction activity under Wisconsin law. The Company currently expects to resolve the matter with the Wisconsin Department of Revenue in 2015.

Schedule 5.7(b)
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Schedule 5.12

TO INFORMATION CERTIFICATE

Environmental Compliance

None.

Schedule 5.12
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Schedule 5.15

TO INFORMATION CERTIFICATE

Deposit Accounts; Investment Accounts

Part 1 - Deposit Accounts

Loan Party	Name of Bank	Account No.	Purpose
Orion Energy Systems, Inc.	JPMorgan Chase Bank, N.A. 20935 Swenson Drive Suite 400 Waukesha, WI 53186-2006	25099	Lockbox for Orion Energy Systems, Inc. Operating Account
		25316	Lockbox for Orion Energy Systems, Inc. Operating Account
		838588853	Operating Account
		904171	Lockbox for Orion Energy Systems, Inc. Operating Account
		235771028	Operating Account
		838589604	Payroll Account for Orion Energy Systems, Inc.
		838589612	Health Care Account for Orion Energy Systems, Inc.
		838589638	Flexible Spending Account for Orion Energy Systems, Inc.
Harris Manufacturing Inc DBA Harris Lighting	BB&T	240793407	Checking Account
Orion Energy Systems, Inc.	Investors Community Bank	5030862	Business Savings Account
Orion Energy Systems, Inc.	Wells Fargo	4121228985	Main Operating Account
Orion Energy Systems, Inc.	United Financial	2026-33510	OTA Reserve Account
Orion Energy Systems, Inc.	E-trade Clearing	2833	Corporation Account
Orion Energy Systems, Inc.	Wells Fargo	4123510802	Commercial Money Market Account
Orion Energy Systems, Inc.	First Business	2026-33510	Money Market Account

Part 2 - Investment and Other Accounts: None.

Schedule 5.15
US.55515997.06

Schedule 5.17

TO INFORMATION CERTIFICATE

Material Contracts

None.

Schedule 5.17
US.55515997.06

Schedule 5.19

TO INFORMATION CERTIFICATE

Existing Indebtedness*

Borrower	Lender	Date	Original Principal Amount	Maturity Date
Great Lakes Technologies, LLC	Wisconsin Economic Development Corporation	6/18/2004	$1,030,000	12/1/2024
Orion Energy Systems, Inc.	Wisconsin Economic Development Corporation	4/19/2010	$260,000	6/1/2017
Orion Asset Management, LLC	First Business Bank	9/29/2010	$2,428,908	9/1/2015
Orion Asset Management, LLC	First Business Bank	3/30/2011	$873,076	4/1/2015
Orion Asset Management, LLC	United Financial	6/30/2011	$2,831,210	4/1/2016
Orion Energy Systems, Inc.	Sentry Finance Corporation	7/1/2013	$3,000,000	7/1/2016
Orion Asset Management, LLC	De Lage Landen Financial Services, Inc.	12/30/2014	$445,523	12/30/2016

_____________________________
* Do not indicate debt or existing lender to be repaid with proceeds of initial disbursements of loans under Wells Fargo facility.

Schedule 5.19
US.55515997.06

Schedule 5.26(a)

TO INFORMATION CERTIFICATE

Owned Real Estate

1.	Street address: 2210 Woodland Drive, Manitowoc, WI 54220 and 2001 Mirro Drive, Manitowoc, WI 54220
Legal description:

Parcel A:

Tract Numbered One (1) of a Certified Survey in the Southeast Quarter of Section Numbered Nine (9), Township Numbered Nineteen (19) North, Range Numbered Twenty-four (24) East, in the City of Manitowoc, as recorded in the Office of the Register of Deeds for Manitowoc County, Wisconsin, in Volume 24 of Certified Survey Maps on Page 63 as Document No. 967193.

Excepting the East 40 feet for Woodland Drive.

Parcel B:

Non-exclusive easement for the benefit of Parcel A created by an instrument dated May 27, 2004 and recorded in Volume 1995 of Records, Page 237 as Document No. 969543 for ingress and egress as provided for therein.

Schedule 5.26(a)

US.55515997.06

Schedule 5.26(b)

TO INFORMATION CERTIFICATE

Intellectual Property

All intellectual property described in this Schedule 5.26(b) is owned by Orion Energy Systems, Inc. unless otherwise specifically indicated.

Part 1 – Trademarks Owned

CANADA

Trademark	Registration Number	Registration Date	Expiration Date
DON’T BE MIS-LED	TMA795750	4/15/2011	4/15/2026
INTELITE	TMA805125	8/24/2011	8/24/2026
APOLLO	TMA766906	5/14/2010	5/14/2025
ORION	TMA691665	7/9/2007	7/9/2022
ORION & design	TMA691650	7/9/2007	7/9/2022

FAST LITE[2]	TMA789215	2/1/2011	2/1/2026
BRIGHT WAS EASY. SMART IS WHERE THE MONEY IS.	TMA882913	7/28/2014	7/28/2029

_____________________________
2 Owned by Great Lakes Technologies, LLC

Schedule 5.26(b)

US.55515997.06

MEXICO

Trademark	Registration Number	Registration Date	Expiration Date
DON’T BE MIS-LED	1181224	9/28/2010	10/5/2019
ARC and Star design	1146116	2/26/2010	1/11/2020

INTELITE	1137127	1/12/2010	10/5/2019
APOLLO	1044841	6/11/2008	6/6/2017
APOLLO	1093299	4/7/2009	6/6/2017
BRIGHT WAS EASY. SMART IS WHERE THE MONEY IS.	1325071	10/30/2012	11/22/2021
BRIGHT WAS EASY. SMART IS WHERE THE MONEY IS.	1283280	4/30/2012	11/22/2021
BRIGHT WAS EASY. SMART IS WHERE THE MONEY IS.	1283281	4/30/2012	11/22/2021

UNITED STATES OF AMERICA

Trademark	Registration Number	Registration Date	Expiration Date
DON’T BE MIS-LED	3,750,676	2/16/2010	2/16/2020
ARC and Star design	3,802,212	6/15/2010	6/15/2020

INTELITE	3,816,593	7/13/2010	7/13/2020
APOLLO	3,595,321	3/24/2009	3/24/2019
ENERGY MATTERS	3,441,739	6/3/2008	6/3/2018
INTELITE	3,527,635	11/4/2008	11/4/2018
LIGHT YEARS AHEAD	3,392,454	3/4/2008	3/4/2018
BRIGHT WAS EASY. SMART IS WHERE THE MONEY IS.	4,396,656	9/3/2013	9/3/2023
ISON	4,515,935	4/15/2014	4/15/2024

Schedule 5.26(b)

US.55515997.06

CANADA

Trademark Application	Application/Serial Number	Application Date
ISON	1611415 (Canada)	1/25/2013

UNITED STATES OF AMERICA

Trademark Application	Application/Serial Number	Application Date
LDR	86/446,845	11/6/2014
APOLLO	86/446,824	11/6/2014
MINUTEMAN	86/437,004	10/28/2014
VAPORLIGHT	86/437,043	10/28/2014
AUXILIARY DIRECT	86/481,539	12/16/2014

Part 2 – Trademarks Licensed

Loan Party	Trademark	Registration Number	Registration Date	Expiration Date	Licensor
None.

Loan Party	Trademark Application	Application/Serial Number	Application Date
None.

Part 3 – Patents Owned

Patent Description	Registration Number	Registration Date	Expiration Date
FLUORESCENT LIGHT REFLECTOR	6257735	7/10/2001	2/19/2020
OVERHEAD DOWNLIGHT FLUORESCENT LIGHT FIXTURE	D447266	8/28/2001	8/28/2015
ELECTRICAL CONNECTOR PIGTAIL CORD	D460735	7/23/2002	7/23/2016
OVERHEAD DOWNLIGHT FLUORESCENT LIGHT FIXTURE	D463059	9/17/2002	9/17/2016
MEANS AND METHOD OF INCREASING LIFETIME OF FLUORESCENT LAMPS	6467933	10/22/2002	2/19/2020
FLUORESCENT HANGING LIGHT FIXTURE	6585396	7/1/2003	6/1/2021

Schedule 5.26(b)

US.55515997.06

Patent Description	Registration Number	Registration Date	Expiration Date
ELECTRIC CONNECTOR CORD HAVING MALE PLUG ENDS	D479826	9/23/2003	9/23/2017
ELECTRIC CONNECTOR CORD	D483332	12/9/2003	12/9/2017
APPARATUS AND METHOD FOR COMPARISON OF ELECTRIC POWER EFFICIENCY OF LIGHTING SOURCES TO IN EFFECT BE A VIRTUAL POWER PLANT	6710588	3/23/2004	6/28/2022
APPARATUS FOR AND METHOD OF METERING SEPARATE LIGHTING CIRCUITS FOR COMPARATIVE ELECTRIC POWER USAGE TO PROVIDE A VIRTUAL POWER PLANT IN ELECTRIC POWER SAVINGS	6724180	4/20/2004	6/11/2022
MOTION DETECTOR FLUORESCENT LIGHT CONNECTOR APPARATUS	6746274	6/8/2004	5/6/2023
FLUORESCENT HANGING LIGHT FIXTURE	6758580	7/6/2004	7/21/2021
APPARATUS AND METHOD FOR COMPARISON OF ELECTRIC POWER EFFICIENCY OF LIGHTING SOURCES	6774619	8/10/2004	8/31/2022
OVERHEAD FLUORESCENT LIGHT FIXTURE	D494700	8/17/2004	8/17/2018
RETROFIT FLUORESCENT LIGHT TUBE FIXTURE APPARATUS	6964502	11/15/2005	5/1/2024
FLUORESCENT TUBE LIGHT LOW BAY REFLECTOR	D538462	3/13/2007	3/13/2021
SKYLIGHT	D557817	12/18/2007	12/18/2021
FLANGE FOR A SKYLIGHT	D560469	1/29/2008	1/29/2022
FEMALE ELECTRIC CONNECTOR PLUG APPARATUS FOR AND METHOD OF ATTACHMENT TO FLOURESCENT TUBE LUMINAIRE FIXTURE ASSEMBLY	7401942	7/22/2008	4/1/2024
REFLECTOR FOR A LIGHTING APPARATUS	D595894	7/7/2009	7/7/2023
FLUORESCENT LAMP CATCHER	7563006	7/21/2009	1/27/2025
MODULAR LIGHT FIXTURE WITH POWER PACK	7575338	8/18/2009	8/18/2026
MODULAR LIGHT FIXTURE WITH POWER PACK AND RADIATIVE, CONDUCTIVE, AND CONVECTIVE COOLING	7628506	12/8/2009	11/10/2026
LIGHTING FIXTURE	D606697	12/22/2009	12/22/2023
LIGHTING FIXTURE	D606698	12/22/2009	12/22/2023
METHOD AND SYSTEM FOR CONTROLLING A LIGHTING SYSTEM	7638743	12/29/2009	4/15/2028
LIGHTING FIXTURE	D617028	6/1/2010	6/1/2024
LIGHTING FIXTURE	D617029	6/1/2010	6/1/2024

Schedule 5.26(b)

US.55515997.06

Patent Description	Registration Number	Registration Date	Expiration Date
TRANSFORMER WIRING METHOD AND APPARATUS FOR FLUORESCENT LIGHTING	7746003	6/29/2010	8/29/2028
METHOD AND APPARATUS FOR MOUNTING A LIGHT SLEEVE	7762861	7/27/2010	11/12/2028
GRAPHICAL USER INTERFACE FOR A DISPLAY SCREEN	D621411	8/10/2010	8/10/2024
GRAPHICAL USER INTERFACE FOR A DISPLAY SCREEN	D621410	8/10/2010	8/10/2024
MODULAR LIGHT FIXTURE WITH POWER PACK AND DEPLOYABLE SENSOR	7780310	8/24/2010	6/29/2026
MODULAR LIGHT FIXTURE WITH POWER PACK WITH LATCHING ENDS	7784966	8/31/2010	4/3/2027
REFLECTOR FOR A LIGHTING FIXTURE	D623340	9/7/2010	9/7/2024
REFLECTOR FOR A LIGHTING FIXTURE	D632006	2/1/2011	2/1/2025
FLUORESCENT LIGHT FIXTURE WITH LAMP CATCHER	8070312	12/6/2011	9/11/2025
GUARD FOR A LIGHTING APPARATUS	D650225	12/13/2011	12/13/2025
MODULAR LIGHT FIXTURE WITH POWER PACK	8136958	3/20/2012	8/12/2026
FLUORESCENT TUBE LIGHT LOW BAY REFLECTOR	RE43456	6/12/2012	3/13/2021
MODULAR LIGHT FIXTURE WITH POWER PACK	8337043	12/25/2012	10/3/2025
SYSTEM AND METHOD FOR CONTROLLING LIGHTING	8344665	1/1/2013	2/27/2031
LIGHTING DEVICE	8376600	2/19/2013	5/27/2029
LIGHTING SYSTEM WITH CUSTOMIZED INTENSITY AND PROFILE	8376583	2/19/2013	4/20/2031
SYSTEM AND METHOD FOR REDUCING PEAK AND OFF-PEAK ELECTRICITY DEMAND BY MONITORING, CONTROLLING AND METERING HIGH INTENSITY FLUORESCENT LIGHTING IN A FACILITY	8406937	3/26/2013	10/10/2030
OUTDOOR LIGHTING SYSTEMS AND METHODS FOR WIRELESS NETWORK COMMUNICATIONS	8445826	5/21/2013	6/29/2027
LIGHTING FIXTURE CONTROL SYSTEMS AND METHODS	8450670	5/28/2013	1/14/2030
OUTDOOR LIGHTING FIXTURES CONTROL SYSTEMS AND METHODS	8476565	7/2/2013	6/29/2027
OUTDOOR LIGHTING FIXTURE AND CAMERA SYSTEMS	8586902	11/19/2013	6/29/2027*
SYSTEMS AND METHOD FOR LIGHTING AISLES	8604701	12/10/2013	11/14/2031*
SYSTEM AND METHOD FOR A UTILITY FINANCIAL MODEL	8626643	1/7/2014	5/3/2027

Schedule 5.26(b)

US.55515997.06

Patent Description	Registration Number	Registration Date	Expiration Date
SYSTEM AND METHOD FOR REDUCING PEAK AND OFF-PEAK ELECTRICITY DEMAND BY MONITORING, CONTROLLING AND METERING HIGH INTENSITY FLUORESCENT LIGHTING IN A FACILITY	8666559	3/4/2014	3/27/2028
OUTDOOR LIGHTING FIXTURES FOR CONTROLLING TRAFFIC LIGHTS	8729446	5/20/2014	6/29/2027
LIGHTING SYSTEM WITH CUSTOMIZED INTENSITY AND PROFILE	8764237	7/1/2014	7/9/2030
LIGHTING FIXTURE CONTROL SYSTEMS AND METHODS	8779340	7/15/2014	6/29/2027
SYSTEM AND METHOD FOR SUPPORTING AND LEVELING A LIGHT FIXTURE	8794804	8/5/2014	10/18/2031
MODULAR LIGHT FIXTURE WITH POWER PACK	8858018	10/14/2014	10/3/2025
OUTDOOR FLUORESCENT LIGHTING FIXTURES AND RELATED SYSTEMS AND METHODS	8866582	10/21/2014	9/3/2030
LIGHTING SYSTEMS AND METHODS FOR DISPLACING ENERGY CONSUMPTION USING NATURAL LIGHTING FIXTURES	8884203	11/11/2014	5/3/2027
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	8888313	11/18/2014	3/7/2032
TRANSCEIVER HOUSING	D719106	12/9/2014	12/9/2028
OUTDOOR LIGHTING FIXTURES CONTROL SYSTEMS AND METHODS	8921751	12/30/2014	6/29/2027

Patent Application	Application/Serial Number	Application Date
LIGHTING SYSTEMS AND METHODS FOR DISPLACING ENERGY CONSUMPTION	13/371256	2/10/2012
SYSTEMS AND METHODS FOR ACCESSING RESOURCES THROUGH A FIREWALL	13/610402	9/11/2012
SYSTEM AND METHOD FOR CONTROLLING LIGHTING	13/648933	10/10/2012
SYSTEM AND METHOD FOR CONTROLLING LIGHTING	13/732077	12/31/2012
LIGHTING DEVICE	13/769051	2/15/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	PCT/US2013/029301 (PCT)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	2866580 (Canada)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	MX/a/2014/010747 (Mexico)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	1120140220336 (Brazil)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	2359-2014 (Chile)	3/6/2013

Schedule 5.26(b)

US.55515997.06

Patent Application	Application/Serial Number	Application Date
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	2014-561068 (Japan)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	201380023108.6 (China)	3/6/2013
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	13757395.2 (European Patent Office)	3/6/2013
HYBRID FIXTURE AND METHOD FOR LIGHTING	13/801605	3/13/2013
MOUNTING ASSEMBLY FOR HANGING FIXTURE AND RELATED INSTALLATION METHOD	13/897060	5/17/2013
OUTDOOR LIGHTING FIXTURE AND CAMERA SYSTEMS	14/083299	11/18/2013
SYSTEMS AND METHOD FOR LIGHTING AISLES	14/101151	12/9/2013
SYSTEM AND METHOD FOR BILLING A UTILITY CONSUMER AFTER INSTALLATION OF A NEW LIGHTING TECHNOLOGY	14/148570	1/6/2014
SYSTEM AND METHOD FOR REDUCING PEAK AND OFF-PEAK ELECTRICITY DEMAND BY MONITORING, CONTROLLING AND METERING LIGHTING IN A FACILITY	14/195587	3/3/2014
LIGHTING SYSTEM WITH CUSTOMIZED INTENSITY AND PROFILE	14/319248	6/30/2014
LIGHTING FIXTURE CONTROL SYSTEMS AND METHODS	14/330231	7/14/2014
OUTDOOR LIGHTING FIXTURE	62/027656	7/22/2014
TROFFER LIGHT FIXTURE RETROFIT SYSTEMS AND METHODS	14/447329	7/30/2014
LIGHT FIXTURE	29/498034	7/30/2014
LIGHT FIXTURE	29/498036	7/30/2014
LIGHT FIXTURE	29/498041	7/30/2014
LIGHT EMITTING DIODE TROFFER DOOR ASSEMBLY	14/452137	8/5/2014
SYSTEM AND METHOD FOR SUPPORTING AND LEVELING A LIGHT FIXTURE	14/452348	8/5/2014
MODULAR LIGHT FIXTURE WITH POWER PACK	14/483968	9/11/2014
TROFFER LIGHT FIXTURE RETROFIT SYSTEMS AND METHODS	PCT/US2014/057012 (PCT)	9/23/2014
TROFFER LIGHT FIXTURE RETROFIT SYSTEMS AND METHODS	62/056262	9/26/2014
TROFFER LIGHT FIXTURE RETROFIT SYSTEMS AND METHODS	62/056294	9/26/2014
LIGHT FIXTURE	29/504695	10/8/2014
LIGHT FIXTURE WITH TOOL-LESS INTERCHANGEABLE LENSES	14/509910	10/8/2014

Schedule 5.26(b)

US.55515997.06

Patent Application	Application/Serial Number	Application Date
LIGHT FIXTURE	29/504716	10/8/2014
COMBINATION RETROFIT AND NEW CONSTRUCTION TROFFER LIGHT FIXTURE SYSTEMS AND METHODS	14/509934	10/8/2014
STRIP FIXTURE RETROFIT SYSTEMS AND METHODS	62/061550	10/8/2014
OUTDOOR FLUORESCENT LIGHTING FIXTURES AND RELATED SYSTEMS AND METHODS	14/520197	10/21/2014
LIGHTING SYSTEMS AND METHODS FOR DISPLACING ENERGY CONSUMPTION USING NATURAL LIGHTING FIXTURES	14/537675	11/10/2014
LIGHTING FIXTURE WITH MODULAR FEATURES	62/091340	12/12/2014
OUTDOOR LIGHTING FIXTURES CONTROL SYSTEMS AND METHODS	14/579527	12/22/2014

Part 4 – Patents Licensed

Loan Party	Patent Description	Registration Number	Registration Date	Expiration Date	Licensor
None.

Loan Party	Patent Application	Application / Serial Number	Application Date
None.

Part 5 – Copyrights Owned

Loan Party	Copyright	Registration Number	Registration Date
None.

Part 6 – Copyrights Licensed

Loan Party	Copyright	Registration Number	Registration Date	Licensor
None.

Part 7 – Other License Agreements

None.

Schedule 5.26(b)

US.55515997.06

Other Restrictions:

None.

Schedule 5.26(b)

US.55515997.06

Schedule 5.26(e)

TO INFORMATION CERTIFICATE

Pledged Interests

Name of Pledged Company	Name of Pledgor	Percentage of Pledged Interests
Great Lakes Energy Technologies, LLC	Orion Energy Systems, Inc.	100%
Orion Asset Management, LLC	Orion Energy Systems, Inc.	100%
Clean Energy Solutions, LLC	Orion Energy Systems, Inc.	100%
Orion Technology Ventures, LLC	Orion Energy Systems, Inc.	100%
Orion Operations, LLC	Orion Energy Systems, Inc.	100%
Orion Shared Services, LLC	Orion Energy Systems, Inc.	100%
Orion Aviation, LLC	Orion Energy Systems, Inc.	100%
Orion LED Canada Inc.	Orion Energy Systems, Inc.	100%

Schedule 5.26(e)

US.55515997.06

Schedule 5.29

TO INFORMATION CERTIFICATE

Locations of Inventory and Equipment

Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/Third Party*	Name/Address of Lessor or Third Party, as Applicable
2210 Woodland Drive Manitowoc, WI 54220	Owned	N/A
2210 Woodland Drive Manitowoc, WI 54220	Owned	N/A
9143 Phillips Hwy, Suite 420 Jacksonville, FL 32256	Leased	NNN Exchange South, LLC PO Box 934808 Atlanta, GA 31193
1157 W. Sam Houston Parkway North Houston, TX 77403	Leased	Sunflower Investments, Inc. 1557 W. Sam Houston Parkway Houston, TX 77403

_____________________________
* Indicate in this column next to applicable address whether the locations is owned by the Company, leased by the Company or owned and operated by a third party (e.g., warehouse, processor, consignee, etc.)

Schedule 5.29

US.55515997.06

Schedule 7.15

TO INFORMATION CERTIFICATE

Consignment, Bill and Hold, Sale or Return, Sale on Approval or Conditional Sale Arrangements
None.

Schedule 7.15
US.55515997.06

Schedule 7.16

TO INFORMATION CERTIFICATE

Inventory With Bailee, Warehouseman, Processor, etc.

Owner	Type	Inventory Type	Address
Basic Metals	Vendor	Raw material - metal	W180 N 11819 River Lane Germantown, WI 53022
Colby Metal, Inc.	Vendor	Raw material - powdercoat	701 Industrial Drive Colby, WI 54221
ELECTRI-CORD Manufacturing	Vendor	Raw material - cords	2425 Enterprise Dr. Suite 400 Mandota Heights, MN 55120
E-S Plastics	Vendor	Raw material	400 N. Progress Dr. Saukville, WI 53080
Kapco	Vendor	Raw material - metal	10000 Badger Circle Grafton, WI 53024
Midland Plastics	Vendor	Raw material	5405 South Westrudge Ct New Berlin, WI 53151
Manitowoc Tool and Machining	Vendor	Raw material - metal	4330 Expo Dr. Manitowoc, WI 54220
OES South - Houston Office	Leased	Raw material and Finished goods	1557 West Sam Houston Pkwy N. Houstin, TX
RBT - Canada	Vendor	Finished goods	24 Sharp Rd Brantford, ON N3T 5L8
Spindustries	Vendor	Raw material	1301 LA Salle St Lake Geneva, WI 53147-10009
Harris - Florida	Leased	Raw material and Finished goods	9143 Phillips Highway, Suie 420 Jacksonville, FL 32256

Schedule 7.16
US.55515997.06

Schedule A-1

TO CREDIT AND SECURITY AGREEMENT

Collection Account

4129635504

Schedule A-1
US.55515997.06

Schedule A-2

TO CREDIT AND SECURITY AGREEMENT

Authorized Persons

Scott Jensen
Christy Eick
David Wallace

Schedule A-2
US.55515997.06

Schedule D-1

TO CREDIT AND SECURITY AGREEMENT

Designated Account

4121228985

Schedule D-1
US.55515997.06

Schedule P-1

TO CREDIT AND SECURITY AGREEMENT

Permitted Investments

Certificate of Deposit, dated as of December 3, 2014, with First Business Bank for $471,192.59.

Schedule P-1
US.55515997.06

Schedule P-2

TO CREDIT AND SECURITY AGREEMENT

Permitted Liens

DEBTOR	JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	AMENDMENTS AND CONTINUATIONS
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	First Business Leasing, LLC	60017254524	11/30/06	Leased certain equipment.	Continuation #110011196826 filed on 09/13/11; Debtor Amendment #110013527018 filed on 11/03/11.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Wells Fargo Equipment Finance, Inc.	70008539833	06/13/07	Leased Herman Miller furniture.	Debtor Amendment #070012087220 filed on 08/28/07; Continuation #120002559829 filed on 02/27/12.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	First Business Equipment Finance, LLC	70016979840	12/12/07	Leased certain equipment.	Debtor Amendment #110013528322 filed on 11/03/11; Continuation #120014245723 filed on 11/05/12.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	First Business Equipment Finance, LLC	90001247721	01/29/09	Leased certain equipment.	Collateral Amendment #090001694323 filed on 02/09/09; Debtor Amendment #110013527826 filed on 11/03/11; Continuation #130013996129 filed on 10/25/13.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	First Business Equipment Finance, LLC	90010944725	09/11/09	New office furniture and miscellaneous office walls and /or other accessory property.	Amendment #120012054416 filed on 09/14/12; Continuation #140007404520 filed on 06/04/14.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Northland Capital Financial Services, LLC	100005651522	05/07/10	Assigned lease agreements.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Wisconsin Economic Development Corporation	100008943630	07/23/10	First position on equipment purchase with State Energy Program loan proceeds.	Secured Party Amendment #110013522316 filed on 11/3/11.

Schedule P-2
US.55515997.06

DEBTOR	JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	AMENDMENTS AND CONTINUATIONS
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	City of Manitowoc	110000608418	01/14/11	Certain copier equipment.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Northland Capital Financial Services, LLC	110003201208	03/17/11	Assigned lease agreements.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Northland Capital Financial Services, LLC	110004833018	04/21/11	Assigned lease agreements.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	Northland Capital Financial Services, LLC	110011178523	09/13/11	Assigned lease agreements.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	120011948023	09/13/12	Certain copier equipment.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	U.S. Bank Equipment Finance	130012570015	09/23/13	Certain copier equipment.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	GreatAmerica Financial Services Corporation	140008239123	06/20/14	Certain equipment.
Orion Energy Systems, Inc.	Wisconsin DFI – UCC	De Lage Landen Financial Services, Inc.	140012032816	09/15/14	Certain equipment.
Great Lakes Energy Technologies, LLC	Wisconsin DFI – UCC	City of Manitowoc	70015821926	11/16/07	Certain equipment.	Continuation #120014130716 filed on 11/01/12.
Great Lakes Energy Technologies, LLC	Wisconsin DFI – UCC	City of Manitowoc	110000608418	01/14/11	Certain equipment.
Orion Energy Systems, Inc. as successor to Harris LED, LLC	Florida Department of State – UCC	Sentry Financial Corporation	201309424495	07/15/13	Michigan Assembly Plant The Energy Service Agreement, dated as of 10/09/12.
Orion Energy Systems, Inc. as successor to Harris LED, LLC	Florida Department of State – UCC	Sentry Financial Corporation	201309428776	07/15/13	Sterling Axle Plant The Energy Service Agreement, dated as of 4/09/13.
Orion Energy Systems, Inc. as successor to Harris Manufacturing, Inc.	Florida Department of State – UCC	Wells Fargo Bank, N.A.	201003057800	08/17/10	Certain equipment.
Orion Asset Management, LLC	Wisconsin DFI – UCC	First Business Equipment Finance, LLC	100012138520	10/12/10	Certain Orion Asset Management, LLC contracts.
Orion Asset Management, LLC	Wisconsin DFI – UCC	First Business Equipment Finance, LLC	110001004308	01/25/11	Certain Orion Asset Management contract.

Schedule P-2
US.55515997.06

DEBTOR	JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	AMENDMENTS AND CONTINUATIONS
Orion Asset Management, LLC	Wisconsin DFI – UCC	MB Financial Bank, N.A.	110008129828	06/30/11	Debtor’s right, title and interest in the throughput agreements, leases and other similar agreements with Debtor’s customers and all in connection therewith.
Orion Asset Management, LLC	Wisconsin DFI – UCC	De Lage Landen Financial Services, Inc.	140016760626	12/31/14	Debtor’s right, title and interest in the throughput agreements, leases and other similar agreements with Debtor’s customers and all in connection therewith.

Schedule P-2
US.55515997.06

Schedule R-1

Real Property Collateral

TO CREDIT AND SECURITY AGREEMENT

1.	Street address: 2210 Woodland Drive, Manitowoc, WI 54220 and 2001 Mirro Drive, Manitowoc, WI 54220
Legal description:

Parcel A:

Tract Numbered One (1) of a Certified Survey in the Southeast Quarter of Section Numbered Nine (9), Township Numbered Nineteen (19) North, Range Numbered Twenty-four (24) East, in the City of Manitowoc, as recorded in the Office of the Register of Deeds for Manitowoc County, Wisconsin, in Volume 24 of Certified Survey Maps on Page 63 as Document No. 967193.

Excepting the East 40 feet for Woodland Drive.

Parcel B:

Non-exclusive easement for the benefit of Parcel A created by an instrument dated May 27, 2004 and recorded in Volume 1995 of Records, Page 237 as Document No. 969543 for ingress and egress as provided for therein.

Schedule R-1
US.55515997.06